Exhibit 25

FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Megan A. Maitia, Bar No. 285271megan@summaLLP.com Jennifer L. Williams, Bar No. 268782 jenn@summallp.com SUMMA LLP 1010 Sycamore Avenue, Unit 117 South Pasadena, California 91030 Telephone: (213) 260-9452/54 Facsimile: (213) 835-0939 Attorneys for Plaintiffs UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA ? WESTERN DIVISION WEIRD SCIENCE LLC andWILLIAM ANDERSON WITTEKIND, derivatively on behalf of RENOVARO, INC. Plaintiff, v. RENÉ SINDLEV, MARK DYBUL, GREGG ALTON, JAMES SAPIRSTEIN, JAYNE McNICOL, HENRIK GRØNFELDT-SØRENSEN, CAROL L. BROSGART, AVRAM MILLER, KAREN BRINK, YALLA YALLA LTD., RS GROUP APS, RS BIO APS, PASECO APS, OLE ABILDGAARD, K&L GATES LLP, CLAYTON E. PARKER, LINCOLN PARK CAPITAL FUND LLC, DOES 1-10Defendants, and RENOVARO INC., Nominal Defendant. Case No.:2:24-cv-00645-HDV Hon, Hernán D. Vera FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT JURY TRIAL DEMANDED

ii FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 TABLE OF CONTENTSNATURE OF THE ACTION........................................................................................1JURISDICTION AND VENUE .................................................................................... 9 PARTIES ..................................................................................................................... 10 ALLEGATIONS .......................................................................................................... 17 I.The August 1, 2023 GEDi Cube Letter of Intent .....................................................17 A. The August Placement. ............................................................................... 19 B. Sindlev's and Abildgaard's ill-gotten profits in the August Placement. .... 21 C. The deceptively timed Form 8-K filings reporting the LOI, the August Placement, and the Company's name change. ............................................ 22 D. Sindlev's ill-gotten stock option. ................................................................ 24 E. Paseco's ill-gotten consulting shares. .......................................................... 25 II. The June Placement .........................................................................................................27 A. Paseco's ill-gotten common stock and warrants in the June Placement. .... 28 B. Paseco's free common stock and warrants in the June Placement. ............ 31 III. The common stock issued to Paseco as PIK interest at a backdated price. .......34 IV. The concealment of the shares issued to Paseco in violation of SEC disclosure regulations. .........................................................................................................................35 V. The ill-gotten shares of common stock issued to Abildgaard and/or Paseco upon conversion of RSUs. .............................................................................................37 VI.The wink-and-nod scheme with Lincoln Park..........................................................41VII. K&L Gates and Parker have a conflict of interest in representing Renovaro due to their representation of Sindlev, RS Group, RS Bio, Abildgaard, and Paseco in matters relating to Renovaro. ...................................................................................51 VIII. False and misleading statements and material omissions in the Proxy Statements. .........................................................................................................................53 A. The fairness opinion. ................................................................................... 53 B. The eleventh-hour waiver of the fairness opinion condition under the Stock Purchase Agreement. ................................................................................... 54 C. The Hindenburg report, and Renovaro's questionable failure to disclose key resignations and use of stock promoters for the Special Meeting. ............. 58

iii FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 D.The role of and benefits to Nina Storms, Karen Brink, and Avram Miller in connection with the GEDi Cube deal. ......................................................... 61 E. Deficient disclosure about the shares issued in exchange for consulting services in connection with the GEDi Cube Transaction. .......................... 63 IX.Violations of Sections 13(d) under the 1934 Act.....................................................64A. Sindlev, RS Group, and RS Bio .................................................................. 65 B. Abildgaard and Paseco ................................................................................ 68 C. Sindlev, RS Group, RS Bio, Grønfeldt-Sørensen, Greenfield, Abildgaard and Paseco are members of a Section 13(d)(3) Group ................................ 71 D. Karen Brink and Yalla Yalla LTD .............................................................. 75 X. Weird Science and Wittekind adequately represent the interests of Renovaro shareholders. ......................................................................................................................76 XI. Demand on the Board Would be Futile. .....................................................................81 FIRST CAUSE OF ACTION ? VIOLATION OF RULE 10b-5(a), (c) OF THE 1934 ACT ............................. 86 SECOND CAUSE OF ACTION ? VIOLATION OF SECTION 14(a) OF THE 1934 ACT RULE 14a-9 ............. 88 THIRD CAUSE OF ACTION ? VIOLATION OF SECTION 13(d) OF THE 1934 ACT .................................. 88 FOURTH CAUSE OF ACTION ? BREACH OF FIDUCIARY DUTY .................. 91 FIFTH CAUSE OF ACTION ? CORPORATE WASTE .......................................... 94 SIXTH CAUSE OF ACTION ? UNJUST ENRICHMENT ...................................... 95 SEVENTH CAUSE OF ACTION ? CONTRIBUTION / INDEMNIFICATION .... 96 PRAYER FOR RELIEF .............................................................................................. 96 JURY DEMAND .......................................................................................................... 98 VERIFICATION ......................................................................................................... 99

1FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Plaintiffs Weird Science LLC and William Anderson Wittekind bring this First Amended Verified Stockholder Derivative Complaint for and on behalf of nominal defendant Renovaro Inc., a Delaware corporation formerly known as Enochian Biosciences Inc. and Renovaro Biosciences, Inc. (Renovaro or Company). NATURE OF THE ACTION 1. Plaintiffs bring this action derivatively on behalf of Renovaro to recover damages and other equitable relief for Renovaro (not the Plaintiffs). The Defendants have engaged in a pattern of serious violations of the federal securities laws that were harmful to all Renovaro stockholders, except for insiders RS Group ApS and RS Bio ApS (exclusively controlled by René Sindlev), Paseco ApS (exclusively controlled by Ole Abildgaard), and Lincoln Park Capital Fund LLC (the longtime client of Defendants K&L Gates and Clayton E. Parker, who are also the main outside counsel for Renovaro). The alleged violations of Section 10(b) of the 1934 Act and Rule 10b-5 resulted in Sindlev, Abildgaard, and Lincoln Park receiving millions of dollars' worth of ill-gotten profits and shares of common stock at the expense of all other Renovaro stockholders. 2. Similarly, the alleged violations of Section 14(a), Rule 14a-9, Section 13(d), and Rules 13d-1(a) and 13d-2(a) deprived all Renovaro stockholders of material information before a special meeting of stockholders noticed for January 25, 2024 (Special Meeting), referenced in the definitive proxy statement filed with the SEC on

2FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 January 3, 2024 (Proxy Statement),1as supplemented on January 16, 2024 (Proxy Statement Supplement, collectively the Proxy Statements).2 The Special Meeting related to Renovaro's proposed acquisition of GEDi Cube Intl Ltd. pursuant to a Stock Purchase Agreement dated September 28, 2023, as amended on December 20, 2023 (Stock Purchase Agreement). 3. Plaintiffs filed this action on January 23, 2024 and sought an ex parte Temporary Restraining Order to require the Board Defendants to cure the Section 14(a) and 13(d) violations before the Special Meeting so that all Renovaro stockholders could make an informed vote with all material information. The Board Defendants vehemently opposed, and the TRO was denied. The Special Meeting moved forward on January 25, allowing Renovaro to close the GEDi Cube acquisition on February 13, 2024. This acquisition resulted in (pre-closing) GEDi Cube shareholders owning approximately 49% of Renovaro post-closing, and all pre-closing Renovaro shareholders being diluted by nearly half. 4. Deficient Proxy Statements related to the Special Meeting. The Proxy Statements omitted material information relevant to the Special Meeting vote by shareholders. First, the Proxy Statements omitted material information about Renovaro's covenant in the Stock Purchase Agreement to use commercially reasonable 1 The Proxy Statement is published online through the SEC's Edgar website and available here. 2 The Proxy Statement Supplement is available here.

3FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 efforts to obtain a fairness opinion, the closing condition to obtain one, and the Board's last-minute direction that Renovaro waive such closing condition. Second, it omitted (a) the identity of the consultant who received the 1,000,000 shares of common stock as payment of consulting fees of $2,760,000 on October 23, 2023 for services in connection with the Stock Purchase Agreement; (b) the identity of the consultant advising both Renovaro and GEDi Cube and who was compensated with shares from both parties in connection with the Stock Purchase Agreement; and (c) the identity of the consultant who expressed "confidence" in GEDi Cube to Renovaro CEO Dr. Mark Dybul, who in turn shared that "confidence" with the Board, which relied on that as the basis for approving the terms of the GEDi Cube transaction. Third, the Proxy Statement omitted the family and personal relationships between Nina Storms, Karen Brink, and Avram Miller, as well as Storms and Miller's involvement in a serious securities law scandal related to World Online's IPO on the Amsterdam Stock Exchange in March 2000. 5. Storms was the "advisor to GEDI Cube" who started the early 2023 discussions with Renovaro Chairman and stockholder René Sindlev. Storms continued those discussions with Sindlev, Dybul, and K&L Gates leading up to the signing of the August 2023 Letter of Intent. (See Jan. 3, 2024 Proxy Statement at pp. 54-57.) Though not disclosed to stockholders, Storms is the mother of Karen Brink, the GEDi Cube director who signed the GEDi Cube LOI and Stock Purchase Agreement as sellers' representative. (Id. at p.56.) When the GEDi Cube acquisition closed, Brink was given

4FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 a seat on Renovaro's Board of Directors and received (through her company Yalla Yalla Ltd.) 27,226,486 shares of Renovaro's common stock, roughly 19% of Renovaro's 143,668,372 post-closing shares. (See Form 8-K filed on February 14, 2024.)) 6.Each of these omissions were material and violatedSection 14(a) of the 1934 Act and Rule 14a-9 promulgated thereunder. The information should have been disclosed to the Renovaro stockholders before the Special Meeting. The uninformed stockholder vote allowed the Board Defendants to give away half the company to GEDi Cube shareholders (with a large portion going to Storms' daughter) without adequate disclosure. These omissions make the last-minute waiver of the fairness opinion condition even more troubling because Miller was a director at the time, and the omissions also raise questions about whether Storms or Miller were compensated in connection with the GEDi Cube transaction, whether either of them was the unnamed "consultant" whose "confidence" resulted in the Renovaro Board approving the GEDi Cube Stock Purchase Agreement even without the fairness opinion, whether Storms was involved in Miller being appointed to Renovaro's board shortly after the Stock Purchase Agreement was signed, whether Storms was involved in the fairness opinion waiver, whether, given Miller's conflict, the waiver was properly authorized under Delaware law, and whether there was an undisclosed "13D Group" under SEC regulations among and between Storms, Miller, Brink, Sindlev, Abildgaard and/or any other Renovaro stockholders.

5FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 7.Spring-loaded transactions selling Renovaro stock ahead of announcing material non-public information. Renovaro's Board of Directors engaged in a troubling pattern of authorizing transactions with insiders Sindlev(and his companies RS Bio and RS Group, Abildgaard (and his company Paseco), and Lincoln Park on terms grossly unfair to Renovaro and its stockholders. In most instances, these transactions were effective just ahead of Renovaro's release of positive material non-public information (MNPI) and, therefore, violated federal securities laws and regulations, constituted corporate waste caused in part from breaches of the Board's fiduciary duties under Delaware corporate law, and violated Renovaro's internal corporate policies governing ethics and insider trading, in each case unjustly enriching Sindlev, RS Bio, RS Group, Abildgaard, Paseco, and Lincoln Park at the expense of the Company and all stockholders. 8. Sindlev's spring-loaded stock options. Sindlev (through his RS companies) received an ill-gotten paper profit from a "spring-loaded" stock option to purchase 131,579 shares at $0.57 per share on July 30, 2023 in exploitation of MNPI related to the transactions contemplated by the GEDi Cube Stock Purchase Agreement in violation of Rules 10b-5(a) and (c) under the 1934 Act. This transaction constituted corporate waste and was caused in part by breaches of the Board's fiduciary duties, or the fiduciary duties of the Board members serving on the Compensation Committee, under Delaware law.

6FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 9.Paseco's free shares and warrants, shares obtained at grossly inadequate prices, and shares converted from ineligible RSUs. Abildgaard (through his company Paseco)has received ill-gotten equity securities of the Company in the several transactions: (a) in exchange for consulting services on July 28, 2023 at a grossly inadequate per-share price in exploitation of MNPI related to the transactions contemplated by the GEDi Cube Stock Purchase Agreement (316,129 shares of common stock) (b) upon the improper conversion of debt, in violation of binding contractual provisions, and for no consideration and grossly inadequate consideration in exploitation of MNPI on May 30, 2023; and (c) and upon the improper conversion of ineligible RSUs on February 18 and December 28, 2021. Each transaction was in violation of Rules 10b-5(a) and (c) under the 1934 Act, constituted corporate waste, or was caused in part by breaches of the Board's fiduciary duties under Delaware law, in each case unjustly enriching Abildgaard and Paseco at the expense of the Company and its stockholders. 10. Conflicted legal advice by K&L Gates and Parker. The Board has relied on K&L Gates and Parker for legal advice in connection with the transactions described above despite full knowledge of glaring conflicts of interest given K&L Gates and Parker's representation of Sindlev, Abildgaard, and their respective entities on matters related to Renovaro, and separately K&L Gates and Parker's representation of Renovaro purportedly adverse to Lincoln Park. These were breaches of the Board's fiduciary duties under Delaware corporate law and Renovaro's corporate policies

7FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 governing business ethics, specifically the prohibition on conflicts of interest. The Board failed to have independent legal counsel provide advice on these transactions or at least implement an ethical wall or ethical screen to have nonconflicted lawyers at K&L Gates provide independent advice. 11. Abildgaard and Paseco's Schedule 13D deficiencies. Abildgaard and Paseco are each in violation of their obligations under Section 13(d) of the 1934 Act and Rules 13d-1(a) and 13d-2(a) promulgated thereunder.3Although Abildgaard and Paseco filed a Schedule 13G and a Schedule 13G/A on October 6, 2023 to report their status as greater than 5% beneficial owners of the Company's common stock, neither Abildgaard nor Paseco was eligible to file a Schedule 13G, and each was required to file a Schedule 13D. Under Rule 13d-1(e)(2), the failure of Paseco and Abildgaard to file a Schedule 13D as required prohibited each of them from (i) voting or directing the voting of the shares disclosed in their Schedule 13G and (ii) acquiring an additional beneficial ownership interest in any equity securities of Renovaro, in each case until the 10thday after the required Schedule 13D is filed. Plaintiffs seek injunctive relief to require Paseco and Abildgaard to file the required Schedule 13D(s) and to disgorge all 3 These rules?requiring the timely filing of a Schedule 13D?are designed as broad disclosure provisions to give both shareholders and the market notice of potential changes in corporate control. A properly filed 13D requires disclosure of the background and identity of beneficial owners and group members, their businesses, their source of financing in the transactions, their purposes in acquiring the stock, and their interests in connection with the issuing company.

8FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 securities that Paseco and Renovaro acquired after August 1, 2023, the date Paseco and Abildgaard became affiliates of Renovaro as disclosed in Renovaro's Form 10-Q filed on November 14, 2023 (or any date earlier Paseco and Abildgaard are determined to have been a "control" person within Renovaro for purposes of Section 13(d)). In addition, Paseco and Abildgaard do not qualify for reporting on Schedule 13G because they, together with Sindlev, RS Group and RS Bio, are members of a "group" as defined under Section 13(d)(3) of the 1934 Act. 12. Sindlev and RS Bio's Schedule 13D deficiencies. Sindlev and RS Bio are each in violation of their obligations under Section 13(d) of the 1934 Act and Rule13d-2(a) promulgated thereunder. Although RS Group filed a Schedule 13D on March 15, 2015 to report greater than five percent (5%) beneficial ownership of the Company's common stock (and RS Group, Sindlev and RS Bio recently filed Amendments 1 through 10 on January 24, 2024, the day before the Special Meeting of Renovaro's stockholders) such filings remain deficient because (a) they contain material misstatements about RS Group's acquisition of warrants to purchase Renovaro common stock and the exercises of such warrants; (b) they fail to disclose certain purchases made by RS Group during 2019; (c) they fail to include the required disclosure for Grønfeldt-Sørensen, the Chief Executive Officer of RS Group and RS Bio; and (d) they fail to disclose the existence of a Section 13(d) group among Sindlev, RS Bio, Abildgaard and Paseco. Plaintiffs seek injunctive relief to require Sindlev, RS

9FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Group and RS Bio to file Schedule 13D amendments to cure these disclosure deficiencies. 13. Through this derivative action, Plaintiffs, as Renovaro stockholders, are availing themselves of the federal derivative procedures to seek damages on behalf of Renovaro for violations of federal securities laws and regulations, corporate waste, and breaches of fiduciary duty under Delaware corporate law, wrongful conduct being committed by Renovaro's Directors and Officers; other Renovaro insiders and investors, who continue to unlawfully profit off material nonpublic information related to Renovaro; and Renovaro's outside counsel K&L Gates LLP (K&L Gates) and principal lawyer for Renovaro Clayton E. Parker (Parker), who through a coordinated effort have enabled the other Defendants to violate the law with impunity behind a purported shield of "legal advice." Plaintiffs also seek disgorgement of at least $5 million of Defendants' ill-gotten paper profits back to the Company; disgorgement of shares of common stock granted without consideration or in violation of Section 13(d) back to the Company; and full and adequate disclosure of material information by insiders and the Board, as required by SEC rules. Any damages, disgorgement, or other relief obtained through this action will go back to Renovaro for the benefit of all Renovaro stockholders. JURISDICTION AND VENUE 14. Under 28 U.S.C. § 1331 and section 27 of the 1934 Act, 15 U.S.C. § 78aa, the Court has subject matter jurisdiction over the claims asserted herein for violations

10FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 of Rules 10b-5(a) and (c) under the 1934 Act; Section 14(a) of the 1934 Act and Rule 14a-9 promulgated thereunder; and Section 13(d) of the 1934 Act and Rules 13d-1(a) and 13d-2(a) promulgated thereunder. The Court has supplemental jurisdiction over Plaintiffs' state law claims under to 28 U.S.C. § 1367 because the state law claims form part of the same case or controversy as Plaintiffs' claims for violation of the 1934 Act. 15. The Court has personal jurisdiction over all Defendants under § 27 of the 1934 Act, 15 U.S.C. § 78aa. The Defendant Company's principal place of business is in Los Angeles, California, and the Company conducts substantial business in this District. K&L Gates and Parker have serviced the Company in this District, and the remaining defendants are officers, directors, and/or shareholders who participated in an offering, purchase, or sale of the Company's securities, such that the Court's exercise of personal jurisdiction over all Defendants is permissible and consistent with traditional notions of fair play and substantial justice. 16. Venue is proper in this District under § 27 of the 1934 Act, 15 U.S.C. § 78aa, and 28 U.S.C. § 1391(b), where the Company maintains its headquarters and conducts substantial business. PARTIES 17. Plaintiff Weird Science is a limited liability company organized under the laws of the State of California. Plaintiff Wittekind is an individual and citizen of California and currently the sole manager of Weird Science. Weird Science and Wittekind are, and at all relevant times have been, owners or record owners of

11FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Renovaro common stockand currentlybeneficially own 12.8% of Renovaro's common stock outstanding. They bring this action derivatively on behalf of Renovaro in this capacity. Plaintiffs fairly represent the interests of Renovaro and its shareholders in enforcing these rights and have retained competent counsel to prosecute this action. See Section X below for further allegations that Plaintiffs here fairly represent the interests of Renovaro and its shareholders. 18. Nominal Defendant Renovaro is a Delaware corporation whose principal place of business is Los Angeles, California. Renovaro's common stock is listed on the NASDAQ under the symbol RENB. The Company changed its name from DanDrit Biotech USA, Inc. (DanDrit) to Enochian Biosciences Inc. on February 16, 2018. On August 1, 2023, the Company changed its name to Renovaro Biosciences Inc. and then later to Renovaro, Inc. Renovaro is named solely as a nominal party in this action, and this action is not a collusive one to confer jurisdiction on this Court that would not otherwise have it. 19. Defendant René Sindlev is an individual and citizen of Denmark. At all relevant times, he is and has been Renovaro's Chairman of the Board and the Company's largest investor. Including Renovaro common stock held by Sindlev's Danish holding company Defendant RS Bio, Sindlev beneficially owns, after Renovaro's acquisition of GEDi Cube, 10.28% of the Company's outstanding stock based on disclosures in his Schedule 13D/A, filed with the SEC on February 16, 2024. At an unknown date after February 2018, Sindlev caused Defendant RS Group to

12FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 transfer all its shares of Renovaro's common stock and warrants to purchase Renovaro's common stock to RS Bio. RS Group and RS Bio are mere instrumentalities and alter egos of Sindlev, who has exclusive control over RS Group and RS Bio such that Sindlev, on the one hand, and RS Bio and RS Bio, on the other hand, have no independent legal significance. As alleged herein, Sindlev, RS Group and RS Bio are members of a Section 13(d)(3) group with Grønfeldt-Sørensen, his holding company Greenfield Holdings ApS, Paseco and Abildgaard. 20. Defendant Abildgaard is an individual and citizen of Denmark. On October 6, 2023, Abildgaard filed a Form 3 and Schedule 13G/A to report his status as a beneficial owner of more than 10% of Renovaro's outstanding stock. Together with his Danish holding company Defendant Paseco, after giving effect to Renovaro's acquisition of GEDi Cube, Abildgaard beneficially owns 7.6% of the Company's outstanding stock based on disclosures in his Schedule 13G/A, filed with the SEC on February 22, 2024. Abildgaard is, and at all relevant times was, a Company insider with full access to Renovaro's MNPI and with management authority and control over Company matters, long before his October 2023 filing of a Form 3 and Schedule 13G/A. Paseco is a mere instrumentality and alter ego of Abildgaard, who has exclusive control over the entity such that Abildgaard, on the one hand, and Paseco, on the other hand, have no independent legal significance. As alleged herein, Paseco and Abildgaard are members of a Section 13(d)(3) group with Sindlev, RS Group, RS Bio, Grønfeldt-Sørensen, Greenfield, Sindlev, RS Group and RS Bio.

13FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 21.Defendant Lincoln Parkis an Illinois limited liability company with, on information and belief, its principal place of business in Chicago, Illinois. Lincoln Park is an investment firm that in July 2020 and June 2023 entered Purchase Agreements with Renovaro, each of which purported to extend a $20 million equity line of credit to Renovaro with attendant resale registration rights governed by related Registration Rights Agreements. On information and belief?in a coordinated effort with Renovaro, K&L Gates, and Parker?Lincoln Park entered no-risk transactions to purchase Renovaro shares at spring-loaded prices shortly ahead of the Company's announcement of positive MNPI, after which Renovaro's stock price increased. This coordination deprived the Company of maximizing liquidity (by not waiting to draw on the Lincoln Park equity line of credit until after the positive MNPI announcement and the corresponding increase in Renovaro's per-share price), while permitting Lincoln Park to immediately resell the shares at earning an ill-gotten profit in violation of Rules 10b-5(a) and (c) under the 1934 Act. 22. Defendant Mark Dybul is Renovaro's Chief Executive Officer and has been since July 20, 2021. Dybul has been the Executive Vice Board Chair since January 2019 and a Director since February 2018. In fiscal year 2023, Dybul was compensated with an annual salary of $664,583 and beneficially owned 3.28% of the Company's outstanding stock (including options) based on the Proxy Statement, which was presumably diluted by half after the closing of the GEDi Cube acquisition.

14FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 23.Defendant Carol L. Brosgart (Brosgart) has been a Renovaro directorsince December 2019 and is a member of the Board' Compensation Committee and Nominating and Corporate Governance Committee. In fiscal year 2023, Brosgart was compensated with $69,000 and has options to purchase 107,759 shares of the Company's common stock. Upon information and belief, Brosgart has been a director, Chair of the Board's Compensation Committee, and a member of the Board's Nominating and Corporate Governance Committee at all times relevant to the substantive allegations set forth in this Complaint. 24. Defendant Gregg Alton (Alton) has been a Renovaro director since December 2019, is the Chair of the Board's Nominating and Corporate Governance Committee and is a member of the Board's Audit Committee. In fiscal year 2023, Alton was compensated with $77,500 and has options to purchase 107,759 shares of the Company's common stock. Upon information and belief, Alton has been a director, a member of the Board's Nominating and Corporate Governance Committee, and a member of the Board's Audit Committee at all times relevant to the substantive allegations set forth in this Complaint. 25. Defendant James Sapirstein (Sapirstein) has been a Renovaro Director since March 2018, is the Chair of the Board's Compensation Committee and a member of the Board's Audit Committee. In fiscal year 2023, Sapirstein was compensated with $77,500 and has options to purchase 85,895 shares of the Company's common stock. Upon information and belief, Sapirstein has been a director, a member of the Board's

15FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Compensation Committee and a member of the Board's Audit Committee at all times relevant to the substantive allegations set forth in this Complaint. 26. Defendant Henrik Grønfeldt-Sørensen was a Renovaro Director from October 2017 until his resignation as a director effective on February 13, 2024 and is CEO or co-CEO of RS Group, RS Bio, and a related family of entities owned and controlled by Sindlev. In fiscal year 2023, Grønfeldt-Sørensen was compensated with $60,000 and beneficially owns 136,889 shares of the Company's common stock (including warrants and including 50,000 shares owned by Greenfield Holding ApS ("Greenfield")). Greenfield is a mere instrumentality and alter ego of Grønfeldt-Sørensen, who has exclusive control over the entity such that Grønfeldt-Sørensen, on the one hand, and Greenfield, on the other hand, have no independent legal significance. As alleged herein, Grønfeldt-Sørensen and Greenfield were at all times relevant to the allegations, members of a Section 13(d)(3) group with Sindlev, RS Group, RS Bio, Paseco and Abildgaard. 27. Defendant Jayne McNicol (McNicol) has been a Renovaro Director since May 2021 and is the Chair of the Board's Audit Committee. In fiscal year 2023, McNicol was compensated with $75,000 and has options to purchase 43,390 shares of the Company's common stock.4Upon information and belief, McNicol has been a 4 Defendants Sindlev, Brosgart, Alton, Sapirstein, Grønfeldt-Sørensen, and McNicol are referred to as the Board Defendants. Defendants Brink and Avram are separately identified by name when referencing their status as Board members.

16FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 director and a member of the Board's Audit Committee at all times relevant to the substantive allegations set forth in this Complaint, except for the substantive allegations that are based upon matters that occurred prior to the commencement of her tenure in May 2021. 28. Defendant Avram Miller (Miller) has been a Renovaro director since October 11, 2023 and is a party to an advisory agreement with Renovaro through which he was issued 1,000,000 restricted shares of Renovaro Common Stock in exchange for advice to Renovaro and its Board on "various matters including strategic opportunities, capital allocation, business development, minority investments, licensing arrangements, among others." Miller was a co-founder of Intel Capital and his status in that capacity and as a Renovaro director was disclosed (alongside Ms. Storms) in Renovaro's Rule 14a-12 proxy solicitation materials filed with the SEC on December 1, 2023. Mr. Miller was a member of the board of advisors of World Online, a company founded by Storms that launched an IPO on the Amsterdam Stock Exchange in 2000. 29. Defendant Karen Brink (Brink) has been a Renovaro Director since February 13, 2024 and was the Chief Growth Officer of GEDi Cube before it was acquired by Renovaro on that date. Brink is the sole owner of Defendant Yalla Yalla Ltd., a private limited liability company registered under the laws of Malta (Yalla Yalla). Through Yalla Yalla, Brink is the beneficial owner of 27,226,486 shares of Renovaro common stock, comprising approximately 19% of Renovaro's outstanding shares after giving effect to Renovaro's acquisition of GEDi Cube. Brink is the

17FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 daughter of Nina Storms, who, according to the Proxy Statement, was an advisor to GEDi Cube in connection with the acquisition and was disclosed and pictured as a "strategic advisor" in Renovaro's Rule 14a-12 proxy solicitation material filed with the SEC on December 1, 2023. Yalla Yalla is a mere instrumentality and alter ego of Brink, who has exclusive control over the entity such that Brink, on the one hand, and Yalla Yalla, on the other hand, have no independent legal significance. 30. Defendant K&L Gates is a well-known international law firm with over 45 offices across five continents, including several offices in the United States. K&L Gates maintains offices in, among other U.S. cities, Los Angeles, California, Wilmington, Delaware, and Miami, Florida. Defendant Parker is a partner of K&L Gates and works in its Miami office. K&L Gates and Parker are the principal outside general counsel for the Company, legal counsel to RS Group, RS Bio, Paseco, and their principals Sindlev and Abildgaard on matters related to the Company, and long-time counsel to Lincoln Park. ALLEGATIONS I. The August 1, 2023 GEDi Cube Letter of Intent 31. On August 1, 2023, Renovaro and GEDi Cube signed a letter of intent (LOI) for an acquisition in which Renovaro would acquire GEDi Cube as the Target of the transaction. Sindlev became involved in discussions with GEDi Cube representative Nina Storms in May 2023, and certain other directors on the Board joined the discussions in July 2023. After being provided with a draft of the LOI on

18FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 July 21, 2023, the Board held a meeting to consider it on July 25, 2023 and directed the Company to continue to negotiate. On July 28, 2023, the Board met telephonically and authorized Renovaro CEO Mark Dybul to sign the LOI on behalf of the Company.5The closing price of the Company's common stock on August 1, 2023, the date the LOI was executed by both Renovaro and GEDi Cube, was $0.65. The trading volume that day was 96,869 shares. 32. Renovaro did not announce the signing of the LOI until the morning of August 9, 2023 when it filed a Form 8-K that included a press release entitled "AI Company GEDi Cube and Renovaro Biosciences Announce a Binding, Exclusive Letter of Intent to Merge, Accelerating Fight Against Cancer."6 The closing price of the Company's common stock on August 9, 2023 was $1.55, an increase of 138% from the closing price on the date the LOI was signed, and the trading volume that day was a staggering 33,944,280 shares, an increase of 34,941% from the date the LOI was signed. Between August 1, 2023 and August 9, 2023, the closing prices and the daily trading volumes were modestly consistent with the closing price and trading volume on August 1, 2023, a clear indication that the Company's announcement of the LOI caused the spike in the price and volume on August 9, 2023: DateClosing Price Trading Volume 5 See Proxy Statement, at pp. 54-56. 6 See Form 8-K filed by the Company with the SEC on August 9, 2023.

19FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 August 1, 2023 $0.65 96,869August 2, 2023$0.64651,934August 3, 2023$0.70113,791August 4, 2023$0.70 88,381August 7, 2023$0.752 1,668,4147August 8, 2023$0.85 270,950August 9, 2023 $1.55 33,944,280 A. The August Placement. 33. On August 1, 2023, the same date Renovaro and GEDi Cube signed the LOI, Renovaro sold equity units consisting of Series A Preferred Stock and warrants to purchase common stock (August Units) to numerous investors, including Sindlev8and Abildgaard,9 in a private placement (August Placement). According to Renovaro's 7This was the date that the Company announced the closing of the August Placement (discussed below) in a Form 8-K filed with the SEC on August 7, 2023. 8 Sindlev participated through his company RS Bio and purchased 70,126 August Units for $500,000 in cash, receiving 70,126 shares of Series A Preferred Stock (convertible into 701,260 shares of common stock) and warrants to purchase 350,630 shares of common stock at $0.65 per share. See Form 4 filed by Sindlev with the SEC on September 12, 2023. 9 Abildgaard participated through his company Paseco and (a) converted $2,000,000 of secured debt in exchange for 280,505 August Units, receiving 280,505 shares of Series A Preferred Stock (convertible into 2,805,050 shares of common stock) and warrants to purchase 1,402,525 shares of common stock at $0.65 per share and (b) purchased 63,114 August Units for $450,000 in cash, receiving 63,114 shares of Series A Preferred Stock (convertible into 631,140 shares of common stock) and warrants to purchase 315,570 shares of common stock at $0.65 per share. Paseco ended up with a total of 343,619 shares of Series A Preferred Stock (convertible into 3,436,190 shares

20FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Form 8-K filed with the SEC on August 7, 2023, each August Unit consisted of one share of Series A Preferred Stock (convertible into ten (10) shares of common stock) and a warrant to purchase five (5) shares of common stock for $0.65 per share. 34. The price for the August Units10was grossly inadequate because it was based on the market price of Renovaro's common stock before the signing of the LOI was announced (that is, while the Board was sitting on fundamental MNPI about the GEDi Cube LOI). Pricing the August Units before the signing of the LOI was announced was a manipulative scheme that violated Rules 10b-5(a) and (c) under the 1934 Act because it allowed Sindlev and Abildgaard to exploit MNPI to unjustly enrich themselves at the expense of Renovaro and its stockholders. The Board's decision to price the August Units before the LOI was announced constituted corporate waste and breaches of the Board's fiduciary duties under Delaware law. The Board either knew or was reckless in not knowing that the value of the Company's common stock was substantially higher than the market price reflected because of the LOI being signed and that pricing the August Units based upon the market price before the announcement of the LOI was grossly inadequate consideration. Had the Board priced the August of common stock) and warrants to purchase 1,718,095 shares of common stock at $0.65 per share in the August Placement. See Form 3 filed by Abildgaard with the SEC on October 6, 2023. 10The price per August Unit was $7.13, the same as the liquidation preference for each share of Series A Preferred Stock. On an as-converted basis, the imputed price per share of common stock underlying each share of Series A Preferred Stock was $0.713 per share ($7.13/10 = $0.713).

21FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Units afterthe LOI was announced, Renovaro would have received gross proceeds of roughly $4,760,085, more than twice the $2,000,000 of approximate gross proceeds Renovaro actually received because of the August Placement.11B. Sindlev's and Abildgaard's ill-gotten profits in the August Placement. 35. Sindlev locked an ill-gotten paper profit of roughly $904,62512on an investment of $500,000 in the span of about a week. This ill-gotten profit should be disgorged to the Company. 36. Abildgaard's participation in the August Placement was plotted, in part, by the Board authorizing a previously nonexistent right for Paseco to convert $2,000,000 of a $5,000,000 secured promissory note (Secured Note) for the sole 11The Company sold 280,005 August Units for cash at $7.13 per August Unit (280,005 * $7.13 = $1,996,435.65). The $7.13 price per August Unit was roughly 109.69% of the $0.65 closing price of the common stock (on an as-converted basis) on July 31, 2023 and on August 1, 2023 ($0.713/$0.65 = 1.0969). Using that ratio, an August Unit price based upon the $1.55 closing price on August 9, 2023 would have been $17.00 ($1.55 * 10 * 1.0969 = $17.00). At a price of $17.00 per August Unit, the 280,005 August Units would have resulted in gross proceeds of $4,760,085. This does not account for the severe discount in the exercise price of the warrants included in the August Units. At an exercise price of $0.65, the potential aggregate cash proceeds to the Company under the warrants issued in the August Placement are $1,823,283. If the August Units were priced after the announcement of the LOI, the potential aggregate cash proceeds for these warrants (at an exercise price of $1.55 per share) would have been $4,347,827.50, a difference of $2,524,545. 12This calculation is based upon a paper profit of $589,058.40 attributable to the 701,260 shares of common stock underlying Sindlev's 71,126 shares of Series A Preferred Stock ($1.55 - $0.71 = $0.84 * 701,260 = $589,058.40) and a paper profit of $315,567 attributable to Sindlev's warrants to purchase 350,630 shares of common stock ($1.55 - $0.65 = $0.90 * 350,630 = $315,567).

22FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 purpose of taking advantage of the MNPI.13Paseco also invested $450,000 in cash, resulting in an ill-gotten paper profit of roughly $4,432,68514on an investment of $2,450,000. This ill-gotten profit should be disgorged to the Company. C. The deceptively timed Form 8-K filings reporting the LOI, the August Placement, and the Company's name change. 37. Although Renovaro signed the LOI on the same date as the August Placement and the same date the Company changed its name from Enochian Biosciences, Inc. to Renovaro Biosciences Inc. (all on August 1, 2023), the Company publicly reported each of these events separately and in reverse chronological order, further evidence of the deceptive scheme. Upon information and belief, the LOI was 13This conversion happened through an amendment to the Secured Note that became "effective" on July 31, 2023, the day before the Company sold the August Units. See Exhibit 10.2 to the Form 8-K filed by the Company with the SEC on August 7, 2023. Upon information and belief, Abildgaard was made aware of the MNPI regarding the imminent signing of the LOI and took advantage of it at the expense of the Company and its stockholders. This information and belief are based upon (a) the fact that Abildgaard was routinely made aware of MNPI at the same time as Sindlev and the Company's other directors and officers; (b) the fact that Paseco was providing consulting services to Renovaro in connection with the proposed transaction with GEDi Cube and was likely aware of the imminent signing of the LOI in such role; and (c) there would be no business justification for Paseco to forego a senior lien on $2,000,000 of secured debt unless Abildgaard was made aware of MNPI regarding the imminent signing of the LOI. 14This calculation is based on a paper profit of $2,886,399.60 attributable to the 3,436,190 shares of common stock underlying Paseco's 343,619 shares of Series A Preferred Stock ($1.55 - $0.71 = $0.84 * 3,436,190 = $2,886,399.60) and a paper profit of $1,546,286 attributable to Paseco's warrants to purchase 1,718,095 shares of common stock ($1.55 - $0.65 = $0.90 * 1,718,095 = $1,546,285.50).

23FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 signed before the August Units were sold.15The August Units were sold before the Company changed its name to "Renovaro Biosciences Inc."16 38. First, Renovaro filed a Form 8-K at 11:35 am Eastern Time on August 7, 2023, reporting that the Company had changed its name. Second, the Company filed a Form 8-K at 4:14 pm Eastern Time on August 7, 2023 reporting the August Placement. Two days later, on August 9, 2023, the Company filed a Form 8-K finally announcing the LOI. There is no legitimate business explanation for this separation and sequence, other than to obscure the fact that the Board, Sindlev, Abildgaard, K&L Gates, and Parker17 facilitated the exploitation of MNPI to unjustly enrich insiders Sindlev and 15This information and belief are based upon (a) the unlikelihood that Sindlev would have invested $500,000 in August Units unless the LOI was signed by both Renovaro and GEDi Cube; (b) the unlikelihood that Paseco would have elected to convert $2,000,000 of secured debt and invest an additional $450,000 in cash unless the LOI was signed by both Renovaro and GEDi Cube; and (c) the unlikelihood that Renovaro would have engaged in discussions with GEDi Cube for over two months and negotiations for over two weeks and then sell the August Units on the same date as the LOI was signed, but before it was signed by both parties. 16The Certificate of Designations for the Series A Preferred Stock, which included the liquidation value of $7.13 per share, was filed at 11:30 am (Eastern Time) on August 1, 2023. The amendment to the Company's Certificate of Incorporation changing its name to "Renovaro Biosciences Inc." was filed at 5:04 pm (Eastern Time) on August 1, 2023. 17Upon information and belief, K&L Gates and Parker advised the Company on the disclosures in the Form 8-Ks reporting the name change, the August Placement, and the LOI. This information and belief are based upon the fact that K&L Gates and Parker are listed as counsel representing the Company on all matters related to SEC filings, including responses to SEC comment letters (see the Company's March 9, 2020 response to the SEC's comment letter, copying Parker), SEC registration statements (see the Company's Form S-3 Registration Statements filed on July 13, 2020 and February 11, 2022, each listing Parker on the cover page), and legal opinions filed as

24FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Abildgaard, each of whom K&L Gates and Parker had separately represented on matters related to the Company. D. Sindlev's ill-gotten stock option. 39. On July 30, 2023, two days after the Board approved the LOI and authorized Dybul to sign it, Sindlev was granted a spring-loaded stock option to purchase 131,579 shares at $0.57 per share,18another exploitation of MNPI in contravention of Rules 10b-5(a) and (c) under the 1934 Act that constituted corporate waste and resulted in part from breaches of the Board's fiduciary duties under Delaware law, unjustly enriching Sindlev. Even though the LOI had not been signed when this option was granted, the Board had already authorized Dybul to sign the LOI on behalf of the Company, and Sindlev was at the center of the negotiations, so the imminent execution of the LOI was MNPI as of the July 30, 2023 stock option grant date. The Board (or, if applicable, the directors serving on the Compensation Committee of the Board) either knew or was reckless in not knowing that the value of the common stock was much greater than $0.57 per share at the time of the grant. Based on the $1.55 price exhibits with the SEC (see the legal opinions of K&L Gates filed as Exhibit 5.1 to the Company's Form 8-Ks filed with the SEC on July 20, 2020 and June 16, 2021 and the Company's Form S-8 Registration Statements filed on December 13, 2021 and October 23, 2023). Finally, the Special Meeting is scheduled to take place at the offices of K&L Gates in Miami, FL, where Parker works (see Proxy Statement, at p. 51). 18See Form 4 filed by Sindlev with the SEC on August 1, 2023.

25FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 after the LOI announcement, Sindlev received an ill-gotten paper profit of roughly $128,947,19all of which should be disgorged to the Company. E. Paseco's ill-gotten consulting shares. 40. Upon information and belief, on July 28, 2023, the same date the Board authorized and approved the LOI, Renovaro agreed to issue Paseco or Abildgaard 500,000 shares of common stock priced at $0.57 per share (the same as the exercise price for Sindlev's spring-loaded stock option (discussed in the paragraph above) in exchange for "consulting services" valued at $285,000,20another exploitation of MNPI 19This paper profit is calculated based on the difference between the $1.55 price closing price after the announcement of the LOI and the $0.57 exercise price ($0.98) times the number of shares underlying the stock option (131,597). $0.98 * 131,597 = $128,947.42. 20See the Company's Form 10-K filed on October 2, 2023, at p. F-32. Although this disclosure does not identify Paseco or Abildgaard as the recipient of these consulting shares, the Plaintiffs' information and belief that this consultant was Paseco or Abildgaard are based upon (a) the fact that Renovaro has had a consulting agreement with Paseco since December 2019, and Renovaro issued 1,000,000 restricted shares of common stock to Paseco between June 30, 2023 and September 30, 2023 (see the Company's Form 10-Q filed with the SEC on November 14, 2021, at p. 26); (b) Renovaro committed to issue these shares on July 28, 2023, the same date the Board held a telephonic meeting authorizing Dybul to execute the LOI; and (c) Paseco has a history of being compensated with shares of the Company's common stock in exchange for consulting services related to business combination transactions that dates back to 2014 (see the Action by Written Consent of the Sole Director of Putnam Hills Corp. (Renovaro's name before it was changed to DanDrit) dated February 6, 2014 included in Exhibit 3.1 to the Company's Form 10-K filed with the SEC on October 2, 2023, under the caption entitled "Consulting Agreement"; see also Exhibit 10.12 to the Company's Form S-1 filed with the SEC on February 14, 2014; see also Amendment No. 6 to the Company's Form S-1 registration statement included as Exhibit 4.1 to the Company's Form 8-K/A filed with the SEC on August 12, 2014, at p. II-12).

26FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 in contravention of Rules 10b-5(a) and (c) under the 1934 Act that constituted corporate waste and breaches of the Board's fiduciaries duty under Delaware law, unjustly enriching Abildgaard. Although the LOI had not been signed as of the date Renovaro agreed to issue these shares to Paseco or Abildgaard, the Board had already authorized the execution of the LOI, so its imminent execution was MNPI, and the Board therefore either knew or was reckless in not knowing that the value of the common stock was much greater than $0.57 per share at the time the Company committed to issue these consulting shares to Paseco or Abildgaard. Based on the $1.55 price after the LOI announcement, Paseco received 316,129 ill-gotten shares in exchange for the consulting services,21all of which should be disgorged to the Company and none of which should be counted (either directly or by proxy or for purposes of a quorum or the votes cast on any proposal) at the Special Meeting. 21Given the $285,000 value attributed to "the consulting services," the number of shares of common stock issuable to Paseco at the $1.55 closing price after the announcement of the LOI would have been 183,871 (285,000/1.55). 500,000 ? 183,871 = 316,129.

27FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 II.The June Placement41.On June 26, 2023, Renovaro sold common stock and warrants to purchase common stock to numerous investors, including Sindlev22and Abildgaard,23again in a private placement (June Placement).24Consistent with the overall pattern of exploiting MNPI in violation of Rules 10b-5(a) and (c) under the 1934 Act, corporate waste and breaches the Board's fiduciary duties under Delaware law, the June Placement was priced when the Board (including Sindlev), K&L Gates, and Parker?and upon information and belief Abildgaard?were sitting on MNPI, in this case the Company's $20,000,000 equity line of credit with Lincoln Park that was signed on June 20, 2023 (2023 Lincoln Park ELOC) but was not announced until June 27, 2023, 22Sindlev participated through his company RS Bio, purchasing 1,866,794 shares of common stock and warrants to purchase 943,397 shares of common stock at $0.53 per share for $989,400.82 in cash. See Form 4 filed by Sindlev with the SEC on June 27, 2023. 23Abildgaard participated through his company Paseco, receiving (a) upon conversion of $1,200,000 of Convertible Notes, 2,264,150 shares of common stock and warrants to purchase 1,132,075 shares of common stock at $0.53 per share and (b) upon the improper application of $300,822 of advance PIK interest under the Secured Note, 567,588 shares of common stock and warrants to purchase 283,794 shares of common stock at $0.53 per share. Paseco ended up with a total of 2,831,738 shares of common stock and warrants to purchase 1,415,869 shares of common stock at $0.53 per share in the June Placement. See Form 3 filed by Abildgaard on October 6, 2023. 24The shares of common stock were sold in the June Placement for $0.53 per share and each investor received 50% warrant coverage at an exercise price of $0.53 per share. See the Company's Form 8-K filed with the SEC on June 28, 2023.

28FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 the day afterthe June Placement.25Although the Company's stock price did not ultimately increase after the Form 8-K announcing the 2023 Lincoln Park ELOC was filed, there was no legitimate business reason to file this Form 8-K a week after signing and one day past the deadline under SEC regulations when the Form 8-K announcing the June Placement was filed a day later, two days after signing.26A. Paseco's ill-gotten common stock and warrants in the June Placement. 42. Once again, Abildgaard's participation in the June Placement was plotted, in part, through a scheme involving the Secured Note. Even though (a) the Secured Note expressly provided that a $300,822 advance interest payment was due on May 30, 2023 and payable in cash or shares based on the closing price on such date ($0.94)27and (b) Paseco had already elected to receive cash,28the Board allowed Paseco to apply the $300,822 of interest to "purchase" June Units in the June Placement, resulting in 25The Company's Form 8-K reporting the 2023 Lincoln Park ELOC was due on June 26, 2023 (within four business days), but it was not filed until June 27, 2023, a day later. 26Upon information and belief, the Form 8-K reporting the 2023 Lincoln Park ELOC was filed a day late to provide Sindlev and Abildgaard with an opportunity to exploit the MNPI. This information and belief are based upon (a) the fact that Sindlev was engaged in discussions with GEDi Cube about the proposed transaction (see Proxy Statement, at pp. 54-55) and, as Board Chair, was aware of the signing of the 2023 Lincoln Park ELOC on June 20, 2023; and (b) Abildgaard was made aware of MNPI at the same time as Sindlev and Renovaro's other directors and officers on a regular basis. 27See § 4 of Exhibit 4.3 to the Company's Form 10-K filed with the SEC on February 27, 2023. 28See the Company's Form 10-K filed on October 2, 2023, at p. F-18.

29FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Paseco receiving shares of common stock priced at $0.53 instead of $0.94, plus50% warrant coverage with a $0.53 exercise price. Not only did the Board allow Paseco to change the interest payment election from cash to stock, but the Board ignored the predetermined $0.94 price that was embedded in the Secured Note that was binding on Paseco. 43. According to the Company's Form 10-K filed with the SEC on October 2, 2023, "[o]n June 12, 2023 [Paseco] notified the Company that it wanted to apply the [$300,822] Interest Payment due to it towards the Company's next private placement."29 This purported notification occurred roughly two weeks after the interest was due and Paseco had already elected to receive cash, and it occurred while Sindlev was engaged in advanced discussions with a representative of GEDi Cube regarding the proposed acquisition.30Upon information and belief, Abildgaard was aware of Sindlev's advanced discussions with GEDi Cube at the time Paseco abruptly changed course and notified the Company that it wanted to apply the $300,822 towards the next private placement instead of receiving the interest in cash.31 29See the Company's Form 10-K filed with the SEC on October 2, 2023, at p. 44. 30See Proxy Statement, at p. 54 "[t]hroughout June, Ms. Storms and Mr. Sindlev continued to have discussions regarding a possible transaction." 31This information and belief are based upon (a) the fact that Abildgaard has consistently had access to MNPI at the same time as Sindlev and Renovaro's other directors and officers; (b) Paseco was providing consulting services to the Company in connection with the transactions being negotiated with GEDi Cube and was therefore likely aware of the advanced discussions in connection with that consulting role; and (c) there is no other plausible explanation why Abildgaard would cause Paseco to elect

30FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 44.For Renovaro's part, there was no legitimate business justification for issuing any securities to Paseco in exchange for the $300,822 interest payment other than shares of common stock at the agreed upon $0.94 price contained in the binding Secured Note. In addition, the Company's Form 8-K reporting the June Placement disclosed that Paseco had converted $1,200,000 of Convertible Notes in the June Placement but it omitted the application of the $300,822 of interest in the June Placement. Not only was that a violation of Rule 12b-20 under the 1934 Act,32but it is evidence that the Board (including Sindlev), Abildgaard, K&L Gates, and Parker were trying to conceal this exploitation of MNPI and corporate waste. These are all hallmarks of the deceptive scheme to exploit MNPI in violation of Rules 10b-5(a) and (c) under the 1934 Act and unjustly enrich Paseco and Abildgaard at the expense of Renovaro and its stockholders. The Board's authorization of the application of the $300,822 interest payment in the June Placement was corporate waste in breach of the directors' fiduciary duties under Delaware law. Instead of issuing 320,023 shares of common stock (the shares Paseco was entitled to receive at the $0.94 price),33the to receive $300,822 of interest in cash and then suddenly flip flop to elect to receive equity securities. 32See 17 CFR §240.12b-20 ("In addition to the information expressly required to be included in a statement or report, there shall be added such further material information, if any, as may be necessary to make the required statements, in light of the circumstances in which they are made not misleading."). 33Although the calculation of $300,822/$0.94 = 320,023 shares, since $80,219 of the $300,822 interest was ultimately unearned, the accrued portion of this interest was only

31FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Company issued Paseco 567,588 shares of common stock pluswarrants to purchase 283,794 shares at $0.53 per share. The result was Paseco receiving 247,565 ill-gotten shares of common stock and ill-gotten warrants to purchase 283,794 shares of common stock at $0.53 per share, all of which should be disgorged to the Company and none of which should be counted (either directly or by proxy or for purposes of a quorum or the votes cast on any proposal) at the Special Meeting. B. Paseco's free common stock and warrants in the June Placement. 45. As mentioned above, the Secured Note expressly provided for a mandatory advance interest payment of $300,822 to be made on May 30, 2023. This advance interest payment was calculated on the entire $5,000,000 principal under the Secured Note for the six-month period between May 30, 2023 and the November 30, 2023 maturity date. Due to the opportunistic conversion of $2,000,000 of principal into the August Placement on August 1, 2023 (four months before the maturity date), $80,219 of this $300,822 advance interest payment never accrued and was unearned.34 $220,603. The actual number of shares Paseco was entitled to receive at the $0.94 price was therefore 234,684 ($220,603/0.94 = 234,684). 34This calculation of unearned interest is based on 40% ($2,000,000 of converted principal divided by $5,000,000 of total principal) of the $300,822 advance interest amount (2/5 * $300,822 = $120,328) minus the portion of this advance interest that accrued while the $2,000,000 was actually outstanding (calculated by dividing the number of months the $2,000,000 principal was actually outstanding during this advance interest period (two: June and July) by the number of months comprising the entire advance interest period (six: June, July, August, September, October and November) (2/6 * $120,328 = $40,109) ($120,328 - $40,109 = $80,219).

32FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 This resulted in Paseco receiving 151,357 shares of common stock ($80,219/0.53 = 151,357) and warrants to purchase 75,679 shares of common stock at $0.53 per share (50% warrant coverage, 151,357/2 = 75,679) for free. This is yet another blatant instance of exploitation of MNPI in violation of Rules 10b-5(a) and (c) under the 1934 Act, corporate waste, and breaches of the Board's fiduciary duties under Delaware law to unjustly enrich Abildgaard. The Board, K&L Gates, and Parker should have addressed this windfall before allowing the "conversion" of the $2,000,000 of principal in the August Placement by insisting that Paseco relinquish the free shares and warrants. This was not an honest oversight. The Board, K&L Gates and Parker sought to conceal these kickbacks to Paseco by omitting the application of the $300,822 in the June Placement from the Company's June 28, 2023 Form 8-K, a violation of Rule 12b-20.35The 151,357 shares of common stock and the warrants to purchase 75,679 shares of common stock at $0.53 per share that were issued to Paseco for free should be disgorged to the Company and none of these shares should be counted (directly or by proxy) at the Special Meeting. 46. Paseco also elected to convert two $600,000 convertible promissory notes (a total of $1,200,000 of principal) (Convertible Notes) in the June Placement. When these Convertible Notes were amended in February 2023 to extend their maturity date 35This Form 8-K reported the Company's sale of the June Units for cash and the issuance of June Units upon conversion of the Convertible Notes, but it omitted the issuance of June Units to Paseco for the $300,822 of purported interest.

33FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 until February 2024, the Company issued Paseco 169,020 shares of common stock as advance payment-in-kind (PIK) interest for the one-year extension period.36However, since these Convertible Notes were converted in the June Placement on June 26, 2023 (four months into the one-year extension period), two-thirds of this PIK interest had not accrued and was therefore unearned, resulting in 112,680 free shares of common stock being issued to Paseco upon conversion of the Convertible Notes in the June Placement.37Unlike the Secured Note, the Convertible Notes were convertible into equity securities by their terms, so the Board (including Sindlev), K&L Gates, and Parker should have addressed this in the Convertible Notes to protect Renovaro against free shares being issued to Paseco in the event of a conversion before maturity. At the very least, the Board (including Sindlev), K&L Gates, and Parker should have required that Paseco relinquish the 112,680 free shares of common stock as a condition to converting the Convertible Notes in the June Placement. They failed to do so, once again facilitating the exploitation of MNPI in violation of Rules 10b-5(a) and (c) under the 1934 Act, engaging in corporate waste, and breaching fiduciary duties under Delaware law to unjustly enrich Abildgaard. The 112,680 shares of common stock issued to Paseco for free should be disgorged to the Company and none of these shares 36See the Company's Form 10-K filed with the SEC on October 2, 2023, at p. F-17. 37169,020 * 2/3 = 112,680.

34FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 should be counted (either directly or by proxyor for purposes of a quorum or the votes cast on any proposal) at the Special Meeting. III. The common stock issued to Paseco as PIK interest at a backdated price. 47. When Renovaro amended the Convertible Notes in February 2023, the documents were backdated to December 30, 2022,38and the Company used the closing price on such date ($1.03) to price the shares of common stock that were issued to Paseco as PIK interest.39Aside from backdating the pricing of these shares, consistent with the pattern of issuing shares to insiders ahead of the release of MNPI, the shares issued as PIK interest under the Convertible Notes were priced before the Company announced that the maturity date of the Convertible Notes was extended from February 6, 2023 until February 28, 2024. The closing price of the Company's common stock on February 24, 2023, the day after the Company filed a Form 8-K reporting the amendments,40was $1.12. Had the Company priced the PIK interest shares after the 38See the Company's Form 8-K filed with the SEC on February 23, 2023 (Exhibits 10.1, 10.2 and 10.3). 39See the Company's Form 10-K filed with the SEC on October 2, 2023, at p. F-17. In addition to the 169,020 shares issued as advance PIK interest for the period between the date of the amendment and maturity date, the Company also issued 29,419 shares issued as PIK interest that accrued on the Convertible Notes before the amendments. As a result, the Company issued Paseco a total of 198,439 shares of common stock as PIK interest when these amendments were signed in February 2023, but such shares were priced as of December 30, 2022 ($1.03). 40The Form 8-K filed on February 23, 2023 was made after the market closed, so the closing price on such date ($1.09) did not reflect the information included in this Form 8-K.

35FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 market was informed of the maturity extension, Paseco would have received 182,493 shares,41 meaning that Paseco received 15,946 ill-gotten shares as PIK interest,42 all of which should be disgorged to the Company and none of which should be counted (either directly or by proxy or for purposes of a quorum or the votes cast on any proposal) at the Special Meeting. IV. The concealment of the shares issued to Paseco in violation of SEC disclosure regulations. 48. Renovaro has consistently contravened Item 701 of Regulation S-K43by failing to disclose the issuance of common stock to Paseco or Abildgaard in exchange for consulting services and the issuance of common stock to Paseco as PIK interest as required in the Company's 1934 Act reports.44 Since none of these issuances were 41At a per share price of $1.03, the PIK interest attributable to the 198,439 shares of common stock was $204,392.17 (198,439 * $1.03). Had the shares been priced after the announcement of the maturity extension, the number of shares would have been 182,493 ($204,392.17/$1.12 = 182,493). 42198,439 ? 182,493 = 15,946. 43See 17 CFR § 229.701, Recent sales of unregistered securities. 44These issuances were disclosed in the notes to the Company's financial statements, but that disclosure does not satisfy the specific disclosure requirements imposed by Item 701 of Regulation S-K.

36FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 registered with the SEC under the 1933 Act,45unless reported in a Form 8-K,46they were required to be disclosed as an unregistered sale of equity securities in the Form 10-Q47for the fiscal quarter during which the shares were issued or, if issued during the fourth fiscal quarter, the applicable Form 10-K.48 49. The Company has never disclosed the issuance of the shares of common stock to Paseco or Abildgaard in exchange for consulting services or the issuance of the shares of common stock to Paseco as PIK interest in a Form 8-K, Form 10-Q or 45Any shares issued to Paseco or Abildgaard in exchange for consulting services could not have been registered under the Company's Form S-8 registration statements because (a) in the case of Paseco, such form is only available to register issuances to consultants or advisors who are natural persons; and (b) in the case of Paseco or Abildgaard, such form is not available for services that directly or indirectly promote the registrant's securities. Upon information and belief, the consulting services provided by Paseco and Abildgaard have directly or indirectly promoted the Company's stock. Such information and belief are based upon (a) an email from Dybul on March 28, 2022 to Sindlev and other directors on the Board requesting input on prospective agents to introduce investors in which Dybul compares Abildgaard's compensation in restricted stock units (RSUs) to others seeking transaction compensation "based on the value of any investment" and alluding to the fact that H.C. Wainwright & Co. had a right of first refusal to act as placement agent; (b) an email from Abildgaard to Wittekind on February 23, 2022 in which Abildgaard writes "[w]e are working with our investors to secure the value of [Renovaro] on Nasdaq. We are in contact with potential investors on the coming funding . . . (emphasis added); (c) Paseco's history of being compensated for consulting services and allocating such shares to its "designees"; and (d) Sindlev's recent deposition testimony that Abildgaard promotes the Renovaro stock to Danish investors. 46See Item 3.02 of Form 8-K. Since the Company is a smaller reporting company, unregistered sales of equity securities do not need to be reported on a Form 8-K unless the number of shares exceeds 5% of the shares outstanding. 47See Instructions to Form 10-Q?Part II. Item 2. 48See Instructions to Form 10-K?Part II. Item 5(a).

37FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Form 10-K. Clause (a) of Item 701 of Regulation S-K provides "[a]s to any such securities not publicly offered, name the persons or identify the class of persons to whom the securities were sold" and clause (c) of Item 701 of Regulation S-K provides "[a]s to any securities sold otherwise than for cash, state the nature of the transaction and the nature and aggregate amount of consideration received by the registrant." Upon information and belief, the Company, counseled by K&L Gates and Parker, did not disclose (a) the issuance of shares of common stock to Paseco or Abildgaard in exchange for consulting services in accordance with Item 701 of Regulation S-K to conceal the identity of Paseco or Abildgaard as the recipient and to conceal the nature of the consulting services and exploitation of MNPI; or (b) the issuance of the shares of common stock to Paseco as PIK interest to conceal the inadequate consideration (sometimes no consideration) and exploitation of MNPI.49 These violations of SEC disclosure regulations were part of the deceptive scheme in violation of Rules 10b-5(a) and (c) under the 1934 Act designed to conceal the exploitation of MNPI, corporate waste, and breaches of the Board's fiduciary duties under Delaware law. V. The ill-gotten shares of common stock issued to Abildgaard and/or Paseco upon conversion of RSUs.50. According to the Company's Form 10-K filed with the SEC on February 27, 2023, "on February 18, 2021 there were 35,000 [RSUs] that immediately vested 49Such information and belief are based upon the fact that these transactions were disclosed in the footnotes to the Company's financial statements, but the identity of Paseco or Abildgaard and the nature of the consulting services were concealed.

38FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 and were converted into shares of common stock in exchange for consulting services valued at $147,000."50Based upon the closing price of Renovaro's common stock on February 18, 2021 ($4.20), there were 35,000 shares of common stock issued to the unnamed consultant on such date ($147,000/$4.20 = 35,000). 51. According to the Company's Form 10-K filed with the SEC on October 2, 2023, "on December 28, 2021 there were 35,000 [RSUs] that immediately vested and were converted into shares of common stock in exchange for consulting services valued at $252,350."51 Based upon the closing price of the common stock on December 28, 2021 ($7.21), there were 35,000 shares of common stock issued to the unnamed consultant on such date ($252,350/$7.21 = 35,000). 52. On information and belief, the 35,000 shares of common stock issued on February 18, 2021 and the 35,000 shares of common stock issued on December 28, 2021 were issued to Paseco and/or Abildgaard. This information and belief are based upon an email from Dybul on March 28, 2022 in which Dybul states "ole [Abildgaard]'s comp is 35k rsu/year" and states it was "much less" than other third parties with whom Dybul was communicating about being compensated for introducing investors to the Company.52 50See the Company's Form 10-K filed with the SEC on February 27, 2023 at p. F-25. 51See the Company's Form 10-K filed with the SEC on October 2, 2023, at p. F-23. 52This email also referenced a right of first refusal for "hcw" (a reference to H.C. Wainwright) to act as placement agent.

39FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 53.Under the terms of the Company's 2019 Equity Incentive Plan (2019 Plan),53a consultant or advisor is only eligible to receive an award (including, without limitation RSUs) if such consultant or advisor "qualifies as a consultant or advisor . . . under Form S-8 (during any period in which the Company is subject to the reporting requirements of the Exchange Act).54The Company was subject to the reporting requirements under the 1934 Act as of February 18, 2021 and December 28, 2021 (the dates the RSUs vested and were converted into shares of common stock). Form S-8 is not available for consultants or advisors if, among other things, the services "directly or indirectly promote or maintain a market for the registrant's securities."55 54. Upon information and belief, the consulting services provided by Paseco and/or Abildgaard in exchange for the RSUs directly or indirectly promoted the Company's stock. This information and belief are based upon (a) Dybul's email comparing Abildgaard's compensation of 35,000 RSUs per year to others seeking to introduce investors to the Company in exchange for compensation; and (b) an email from Abildgaard to Wittekind on February 23, 2022 in which Abildgaard writes "[w]e are working with our investors to secure the value of [Renovaro] on Nasdaq. We are in contact with potential investors on the coming funding . . ." (emphasis added). 53The 2019 Plan became effective on December 12, 2019. 54See Enochian Biosciences, Inc. Equity Incentive Plan, attached as Exhibit 10.2 to the Company's Form 10-K filed with the SEC on October 2, 2023 (§ 2, definitions of "Consultant" and "Service Provider"). 55See Form S-8?General Instructions?Rule as to Use of Form S-8: 1(a)(1)(iii).

40FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 55.The RSUs issued to Paseco and/or Abildgaard and the shares of common stock issued to Paseco or Abildgaard upon conversion of the RSUs violated Rules 10b-5(a) and (c) under the 1934 Act and resulted, in part, from breaches of the Board's fiduciary duties (or the fiduciary duties of the directors serving on the Compensation Committee of the Board) because the terms of the 2019 Plan approved by the Board and the Company's stockholders expressly provided that awards thereunder, including RSUs, could not be issued to consultants in exchange for services that directly or indirectly promoted the Company's stock. The Board (including Sindlev) (or the Compensation Committee of the Board) either knew or was reckless in not knowing that Paseco and Abildgaard were directly or indirectly promoting the Company's stock. The 70,000 ill-gotten shares of common stock upon conversion of the RSUs (or cash in an amount equal to the value of such shares, plus interest) should be disgorged to the Company, and none of these shares should be counted (either directly or by proxy and either for purposes of a quorum or the votes cast on any proposal) at the Special Meeting. 56. Upon information and belief, K&L Gates and Parker were aware of the terms of the 2019 Plan and were also aware that Paseco and Abildgaard were directly or indirectly promoting the Company's stock. This information and belief are based upon (a) the fact that K&L Gates delivered a legal opinion with the Company's Form S-8 registration statement filed with the SEC on December 13, 2021 in which K&L

41FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Gates stated that it had "examined and relied on" among other things, the 2019 Plan;56and (b) the fact that Parker was copied on Dybul's March 28, 2022 email comparing Abildgaard's compensation of 35,000 RSUs per year to other parties seeking compensation to introduce investors to the Company (i.e., to promote the stock). As a result, K&L Gates and Parker directly participated in the violations of Rules 10b-5(a) and (c) under the 1934 Act and the breaches of fiduciary duties by the Board (or the directors serving on the Compensation Committee of the Board). VI. The wink-and-nod scheme with Lincoln Park. 57. The Board (including Sindlev), K&L Gates, and Parker started exploiting Renovaro's MNPI long before the negotiations with GEDi Cube. On July 8, 2020 the Company entered a $20,000,000 equity line of credit with Lincoln Park (2020 Lincoln Park ELOC).57On its face, the 2020 Lincoln Park ELOC purported to provide Renovaro with immediate access to liquidity by giving the Company the unilateral right to sell shares of common stock to Lincoln Park from time to time over the term of the 2020 Lincon Park ELOC. But rather than use the 2020 Lincoln Park ELOC to satisfy Company liquidity needs, the Board (including Sindlev and particularly Dybul), K&L Gates, and Parker used it to facilitate a wink-and-nod scheme where the Company would only sell shares of common stock to Lincoln Park immediately ahead of the 56See Exhibit 5.1 to the Company's Form S-8 Registration Statement filed with the SEC on December 13, 2021. 57See the Company's Form 8-K filed with the SEC on July 14, 2020.

42FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 release of positive MNPI to ensure Lincoln Park made a profit. This scheme violated Rules 10b-5(a) and (c) under the 1934 Act. In exchange for this untoward accommodation, the purported access to liquidity helped the Company elude a "going concern" qualification in the annual audit report on the Company's financial statements for the years ended June 30, 2020 and June 30, 2021.5858. Although K&L Gates and Parker were acting as legal counsel to Renovaro on paper, they brokered (and therefore directly participated in) the wink-and-nod scheme on behalf of the Company and their longtime client Lincoln Park.59The Board (including Sindlev) was made aware of the egregious conflict of interest that K&L Gates and Parker had with Lincoln Park,60yet the Board still retained K&L Gates and Parker to "represent" the Company in the 2020 Lincoln Park ELOC to take advantage of the scheme. The Board's waiver of the conflict of interest that K&L Gates and Parker had with Lincoln Park was a blatant violation of the Company's code of ethics and a 58See the Company's Form 10-K filed with the SEC on September 23, 2020, at p. F-2, and the Company's Form 10-K filed with the SEC on September 24, 2021, at p. F-2. 59According to SEC filings, in 2020 alone, Lincoln Park signed thirty-three (33) equity line of credit transactions. K&L Gates and Parker represented Lincoln Park in twenty-three (23) of them. 60In a letter dated August 4, 2023, K&L Gates wrote that a slide deck provided to the Board on July 2, 2020 "expressly disclosed that ?Lincoln Park Capital is an investment group that Clay [Parker] has worked with for over 15 years.'" This letter also stated that "in addition to the above described disclosures, K&L Gates also obtained appropriate written waivers and consents from [the Company] and Lincoln Park in connection with both [the 2020 Lincoln Park ELOC and the 2023 Lincoln Park ELOC]."

43FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 breach of the Board's fiduciary duty under Delaware law.61The fact that the Board was made aware of the conflict and decided to waive it without an ethical wall or ethical screen within K&L Gates to prevent Parker and the lawyers working under his supervision from exploiting the conflict to benefit Lincoln Park, all in violation of Renovaro's code of ethics, is evidence that the Board was complicit in the wink and nod scheme. 59. On December 23, 2020, Dybul sent an email to the Board (including Sindlev), Abildgaard, Parker, K&L Gates attorney John Scarborough (Scarborough), and others confirming that (a) the 2020 Lincoln Park ELOC was attributable to Parker's relationship with Lincoln Park, and (b) the utility of 2020 Lincoln Park ELOC was to avoid a going concern qualification. 60. Further evidence that the 2020 Lincoln Park ELOC was a wink-and-nod scheme as opposed to an arms' length financing transaction is that Lincoln Park was ostensibly without counsel, a gross deviation from Lincoln Park's ordinary practice. According to SEC filings, of the 33 equity line of credit transactions that Lincoln Park signed in 2020, it had its own legal counsel in 32 of them. The lone outlier: the 2020 Lincoln Park ELOC in which K&L Gates and Parker "represented" the Company. 61See Exhibit 14.1 to the Company's Form 10-K/A filed with the SEC on October 29, 2018(§§ 1, 10 directing employees, officers, directors, and agents and contractors to "avoid all potential conflicts of interest or situations that give the appearance of such conflict of interest.")

44FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 61.What transpired after the 2020 Lincoln Park ELOC substantiates that the 2023 Lincoln Park ELOC was not only a deceptive scheme that violated Rules 10b-5(a) and (c) but also resulted in corporate waste facilitated by breaches of the Board's fiduciary duties under Delaware law. Despite dangerously low cash balances during the eight-month period following the signing of the 2020 Lincoln Park ELOC,62Renovaro did not draw on 2020 Lincoln Park ELOC until June 11, 2021, when it sold 50,000 shares of common stock to Lincoln Park at $4.057 per share and committed to sell 150,000 shares of common stock to Lincoln Park on June 14, 2021 at the closing price on such date ($6.79 per share).63 Not only was this almost a year after the Company was eligible to start selling shares for liquidity, it was one business day before the Company issued a June 14, 2021 press release entitled "Enochian BioSciences Announces FDA Acceptance of Pre-IND Request for Potential HIV Cure" 62The Company's total cash balance was less than $1,000,000 before it received $3,260,800 in private placement proceeds on March 24, 2021 and March 31, 2021 (the Company's total cash balance was $4,526,284 as of March 31, 2021). See the Company's Form 10-Q filed with the SEC on May 17, 2021, at pp. 2 & 16. 63Although the Company's Form 10-K filed with the SEC on September 24, 2021 discloses that the Company sold 50,000 shares of common stock to Lincoln Park on June 11, 2021 at "an average price of $4.057 per share" and 150,000 shares of common stock to Lincoln Park on June 14, 2021 "at an average price of $6.79 per share," the formulae in the 2020 Lincoln Park ELOC and the closing prices of the common stock between May 27, 2021 and June 14, 2021 substantiate that these shares were sold at the actual prices referenced, not average prices. See Form 10-K filed with the SEC on September 24, 2021, at p. F-22; see also Exhibit 4.1 to the Company's Form 8-K filed with the SEC on July 14, 2020 (§§ 2(a) and 2(b) and the definitions of "Accelerated Purchase Date," "Accelerated Purchase Period", "Purchase Notice," and "Purchase Date," in §§ 1((a), (b), (w) and (x)).

45FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 and another press release announcing a $29 million registered direct offering (RDO) through H.C. Wainwright & Co. These announcements triggered a spike in the market price on Monday June 14, 2021, reaching a high of $12.99 with trading volume soaring to 105,815,200 shares, an astounding 162,447% increase from the preceding business day on June 11, 2021. 62. Dybul teed-up the explosive press release on the potential HIV cure in an email the morning of Thursday, June 10, 2021, emphasizing it was planned for release on the morning of Monday June 14, 2021 before the market opened.64 On Sunday, June 13, 2021, Dybul circulated the final press release to the Board, confirming that the attached press release "will be issued tomorrow [Monday, June 14, 2021] pre-market." Board member Sapirstein responded: "Looks great. Fingers crossed that we get that pop in the stock that the company needs." 63. The Registration Rights Agreement governing the 2020 Lincoln Park ELOC afforded Renovaro the right to suspend sales to Lincoln Park (and suspend resales by Lincoln Park) while the Company was in possession of MNPI,65but the Company did the opposite by selling shares to Lincoln Park on Friday June 11, 2021 and June 14, 2021 at prices the Board (including Sindlev), K&L Gates, and Parker 64Dybul's email attached a draft of the press release with the opening line "we would like to release this monday pre-opening of market." 65See Exhibit 10.1 to the Company's Form 8-K filed with the SEC on July 14, 2020 (§§ 3(g)(iii) and 3(n)).

46FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 knew or were reckless in not knowing would skyrocket after the Monday morning announcement. This facilitated the exploitation of MNPI in violation of Rules 10b-5(a) and (c) under the 1934 Act and constituted corporate waste resulting from a breach of the Board's fiduciary duties under Delaware law, unjustly enriching Lincoln Park by allowing it to buy shares at prices that the Board, K&L Gates, Parker, and Lincoln Park knew or were reckless in not knowing would substantially increase upon the planned announcement the morning of June 14, 2021. 64. The trading bonanza that occurred on June 14, 2021 put Lincoln Park in a position to sell up to 339,56766 shares of common stock for gross proceeds of up to $4,410,97567and a potential ill-gotten profit of up to $3,189,625.68In its Form 10-K filed with the SEC on September 24, 2021, the Company, K&L Gates, and Parker attempted to obscure the details of these transactions by disclosing that the prices for the shares sold to Lincoln Park on June 11, 2021 and June 14, 2021 were "averages."69This was misleading. The formulae for calculating the purchase prices contained in the 66In addition to the 50,000 shares sold to Lincoln Park on June 11, 2021 and the 150,000 shares sold to Lincoln Park on June 14, 2021, the Company issued 139,567 "commitment shares" to Lincoln Park when the 2020 Lincoln Park ELOC was entered. 67Calculated as 339,567 * $12.99 = $4,410,975. 68Calculated as the maximum gross proceeds ($4,410,975) minus the purchase price for the 50,000 shares (50,000 * $4.057 = $202,850) minus the purchase price for the 150,000 shares (150,000 * $6.79 = $1,018,500). $4,410,975 - $202,850 - $1,018,500 = $3,189,625. 69See the Company's Form 10-K filed with the SEC on September 24, 2021, at p. F-22.

47FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 2020 Lincoln Park ELOC and the closing prices of the common stock during the period commencing 10 trading days before June 11, 2021 and ending on June 14, 2021 substantiate that the $4.057 price for the 50,000 shares sold to Lincoln Park on June 11, 2021 and the $6.79 price for the 150,000 shares sold to Lincoln Park on June 14, 2021 were actual prices, not average prices. 65. Renovaro, K&L Gates, and Parker went a step further when the Company filed its Form 10-K for the year ended June 30, 2022, omitting the dates and prices completely, instead disclosing only that "[i]n June 2021 the Company issued 200,000 shares of Common Stock at an average price of $5.42 per share pursuant to the Purchase Agreement with Lincoln Park for total proceeds to the Company of $1,221,350."70 This misleading disclosure was an obvious attempt to obscure the wink-and-nod scheme. 66. Further evidence of the scheme exists. On January 27, 2021, Dybul sent an email to Sindlev, Abildgaard, the Company's Chief Financial Officer (Luisa Puche), Parker, and Scarborough, suggesting Renovaro sell shares to Lincoln Park the morning of an upcoming press release and instructing Puche to schedule a call with Lincoln Park to coordinate. Dybul invited Sindlev and Abildgaard to join the call.71 Under the 2020 70See the Company's Form 10-K filed with the SEC on February 27, 2023, at p. F-25. 71Dybul's email states, in pertinent part, "lpc [Lincoln Park Capital] has been suggesting that we ?test out' the sale of some shares. Setting that up for the morning of the release might be worthwhile. . . Luisa, please set up a call with lpc to go over options including the accelerator possibility (without telling them why of course). Perhaps rene [Sindlev] and ole [Abildgaard] would want to join? Please let us know."

48FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Lincoln Park ELOC, all that is required for a sale of shares is the Company's unilateral delivery of a written purchase notice to Lincoln Park.72Dybul's email also seems to assume that a wink and nod alerting Lincoln Park to an upcoming positive press release was permissible so long as the contents were not disclosed. This is, of course, erroneous, in that any advance notice of a positive press release expected to increase the market price of the shares constitutes MNPI even if the contents of the release are not divulged.73The purchase agreement governing the 2020Lincoln Park ELOC expressly provided "neither the Company nor any Person acting on its behalf shall provide [Lincoln Park] or its agents or counsel with any information that constitutes or may reasonably be considered to be material, nonpublic information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD."74 (Emphasis added). The planned phone call to alert 72SeeExhibit 4.1 to the Company's Form 8-K filed with the SEC on July 14, 2020(§§ 2(a) and (b)). 73See Report of Investigation Pursuant to Section 21(a) of the Securities Exchange Act of 1934: Motorola, Inc. Securities Exchange Act of 1934 Release No. 46898 / November 25, 2002 ("Although Regulation FD does not prohibit private discussions between investor relations officers and analysts, it does prohibit communication of material, nonpublic information during those discussions. . . Moreover, this is not a case where the topic came up unexpectedly during a discussion with an analyst over other issues. The IR Director deliberatively initiated a series of telephone calls to analysts specifically to bring this information to their attention. . . Issuers may not evade the public disclosure requirements of Regulation FD by using ?code' words or ?winks and nods' to convey material nonpublic information during private conversations.") (emphasis added). 74See Exhibit 4.1 to the Company's Form 8-K filed with the SEC on July 14, 2020 (§ 5(g)).

49FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Lincoln Park to a positive press release in connection with a sale of common stock to Lincoln Park under the 2020 Lincoln Park ELOC shows that the Board (including Sindlev and Dybul), Abildgaard, K&L Gates, and Parker were ignoring this covenant behind the scenes. 67. If the 2020 Lincoln Park ELOC were an arms' length financing arrangement, Renovaro would have merely sent a written notice to Lincoln Park with the number of shares to be sold and the applicable price(s) in the manner provided for in the 2020 Lincoln Park ELOC purchase agreement (defined in the purchase agreement governing the 2020 Lincoln Park ELOC as a "Purchase Notice"). An email suggesting coordination of a sale of shares with a positive news announcement and a suggestion to schedule a call with Lincoln Park to "discuss options" is a hallmark of the scheme. 68. Another email by Dybul evidences the coordination of sales to Lincoln Park with a positive news announcement. On September 21, 2021, Dybul sent an email to the Board (including Sindlev), copying Parker and attaching a press release stating: "[a]ttached please find the press release regarding the fda's pre-ind written comments. We are positioned to use lpc [Lincoln Park Capital] if the market responds ?exuberantly.'" Once again, the focus is on timing sales to Lincoln Park around positive press releases as opposed to obtaining liquidity to fund operations. The price for a so-called "regular purchase" under the 2020 Lincoln Park ELOC is calculated based upon the closing price(s) of the common stock before the applicable Purchase Notice is

50FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 required to be deliveredafter the market closes at 4:00 pm (seefootnote 65), so the liquidity (i.e., the gross sale proceeds to Renovaro) for a regular purchase would not changeeven ifthe market reacted "exuberantly." However, an exuberant market reaction would certainly increase the profit for Lincoln Park. Moreover, the conduct and the circumstances surrounding the emails Dybul sent on September 21, 2021 and January 21, 2021 (cited above) were also gross violations of Renovaro's Insider Trading Policy as effective from the date of September 21, 2020. Section I of that Insider Trading Policy expressly provides "[n]o one in the Company should initiate publicity for the purpose of or that may have the effect of influencing the price of the Company's securities." All the directors (including Dybul and Sindlev), as well as Parker and Scarborough, received a copy of this version of the Insider Trading Policy from Puche on February 23, 2021. 69. A final example of this scheme comes from Plaintiffs' efforts to obtain Renovaro documents from a properly served books and records demand under Delaware General Corporation Law § 220 (§ 220 Demand), which allows Stockholders to investigate corporate waste, mismanagement, and wrongdoing. The express terms of the 2020 Lincoln Park ELOC required the Company to send Lincoln Park "Purchase Notices" after 4:00 p.m. on the effective date. In an August 23, 2023 § 220 Demand, Plaintiffs asked the Company to produce all such Purchase Notices sent to Lincoln Park under the 2020 Lincoln Park ELOC. Represented by K&L Gates and Parker, the Company admitted that "no purchase notices exist," only "confirmations of purchase,"

51FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 and agreed to produce (among other documents) all Lincoln Park "confirmations of purchase" no later than September 13, 2023. About 24 hours later, K&L Gates reneged on its representations and, on behalf of Renovaro, refused to produce any documents in response to the § 220 Demand, except for the minutes of the telephonic Board meeting that occurred on June 14, 2021. Renovaro's use of after-the-fact "confirmations of purchase" (rather than Purchase Notices, as required by agreement with Lincoln Park) is further evidence that the terms of the 2020 Lincoln Park ELOC were not being followed and also raises a question about whether the Company waited to see whether there was a surge in the stock price after announcements of positive MNPI and only then backdated the "confirmations of purchase" to justify the lower, pre-announcement share price. Either way, this scheme violated Rules 10b-5(a) and (c) under the 1934 Act. VII. K&L Gates and Parker have a conflict of interest in representing Renovaro due to their representation of Sindlev, RS Group, RS Bio, Abildgaard, and Paseco in matters relating to Renovaro. 70. K&L Gates' and Parker's conflicts do not end with Lincoln Park. Though they are counsel for Renovaro, upon information and belief, they are also principal outside counsel for Sindlev, RS Group, RS Bio, Abildgaard, and Paseco in matters relating to the Company. These simultaneous representations created a conflict with K&L Gates and Parker's fiduciary obligations to the Company and its stockholders. For example, K&L Gates and Parker represented and advised (a) Sindlev, RS Group and RS Arving ApS (another Danish company controlled by Sindlev) in transactions

52FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 involving Renovaro's stock (with Parker holding cash in escrow on behalf of RS Arving) for which agreements were signed on May 18, 2022; and (b) Abildgaard and Paseco in (i) a purchase of Renovaro common stock from Gumrukcu Health LLC pursuant to a Stock Purchase Agreement that was signed on February 16, 2018; and (ii) a $500,000 loan made pursuant to a promissory note dated September 26, 2019 payable by Seraph Research Institute payable to Paseco A/S . The Board's failure to address these conflicts of interest was a violation of the Company's code of ethics and a breach of the Board's fiduciary duty under Delaware law which allowed K&L Gates and Parker to exploit the conflicts at the expense of Renovaro and its stockholders. As mentioned above, the Board could have addressed the conflicts by retaining independent legal counsel or at least implementing an ethical wall or ethical screen within K&L Gates to prevent Parker and the lawyers working under his supervision (including Scarborough) from exploiting the conflicts of interest. The Board's failure to take these actions not only violated Renovaro's code of ethics, but it is evidence they were complicit in the exploitation of the conflicts at the expense of Renovaro and its stockholders.75 75This disturbing complicity continued. The Proxy Statement, as supplemented by the Proxy Statement Supplement, was rife with material omissions concealing information that benefits Sindlev and Abildgaard, including omission of (a) the automatic conversion of the Series A Preferred Stock (which gave RS Bio and Paseco super voting rights and a liquidation preference of $7.13 per share); and (b) Abildgaard's sole voting power and sole dispositive power over the securities held by Paseco. Upon information and belief, K&L Gates and Parker have counseled Renovaro in preparing and disseminating the Proxy Statement and the Proxy Statement Supplement, so the

53FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VIII.False and misleading statements and material omissions in the Proxy Statements. 71. The Proxy Statements violated Section 14(a) of the 1934 Act and Rule 14a-9 promulgated thereunder because it contained false and misleading statements and omitted material information necessary to make the statements contained therein, under the circumstances in which they were made, not misleading. A. The fairness opinion. 72. Section 5.29 of the Stock Purchase Agreement provides "[Renovaro] will use its commercially reasonable efforts to cause an investment bank to issue to [Renovaro] an opinion to the effect that, as of the Closing Date, the consideration to be paid to the Sellers pursuant to the terms of [the Stock Purchase Agreement] is fair, from a financial point of view, to Renovaro." In addition, Section 7.29 of the Stock Purchase Agreement provides that it is a condition to Renovaro's obligation to close (unless waived in writing by Renovaro) "that the board of directors of [Renovaro] shall have received an opinion from an investment bank to the effect that, as of the Closing Date, the consideration to be paid to the Sellers pursuant to the terms of [the Stock Purchase Agreement] is fair, from a financial point of view, to [Renovaro]." omissionsbenefitting Sindlev and Abildgaard is evidence that K&L Gates and Parker continue to exploit the conflicts with impunity. The Board's decision to hold the Special Meeting at the Miami office of K&L Gates (where Parker works) is emblematic of this rot that makes a mockery of the Company's code of ethics.

54FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 73.Although the Proxy Statement expressly described each other covenant76and each other condition77contained in the Stock Purchase Agreement, it omitted any mention of the fairness opinion covenant contained in Section 5.29 of the Stock Purchase Agreement or the fairness opinion condition contained in Section 7.29 of the Stock Purchase Agreement. 74. According to the Proxy Statement Supplement, on January 10, 2024, over three months after the Stock Purchase Agreement was signed, the Board determined that "due to the lack of financial projections regarding GEDi Cube, a fairness opinion would not be meaningful and directed Renovaro management to waive the closing condition." This disclosure, and the other disclosures in the Proxy Statements, when read together, omitted material information related to the fairness opinion that was necessary to make the disclosures in the Proxy Statements not misleading, in violation of Section 14(a) of the 1934 Act and Rule 14a-9 thereunder. B. The eleventh-hour waiver of the fairness opinion condition under the Stock Purchase Agreement. 75. The Proxy Statement Supplement said that Renovaro received demand letters from "10 purported stockholders . . . relating to the disclosures in the Proxy 76See Proxy Statement, at pp. 67-69. 77See Proxy Statement, at pp. 71-73.

55FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Statement."78To address the demands, the Company disclosed the following (with new text underlined): 76. The Proxy Statement page 57, paragraph 5, "The Transaction-Background of the Transaction," was modified to say: On September 27, 2023, the Renovaro Board held a meeting at which members of Renovaro management and representatives of K&L were present. Representatives from K&L reviewed with members of the Renovaro Board the status of due diligence and the status of the negotiations on the definitive agreement . . . . The Renovaro Board asked questions and provided feedback and direction to Renovaro management on these matters. Dr. Dybul provided a summary to the Renovaro Board of the information contained in a valuation report which GEDi Cube obtained on the valuation of itself, which was prepared for GEDi based on information provided by GEDi. The valuation report estimated the value of GEDi to be $225 million, but due to the fact that GEDi generated no revenue and had no projections, the Renovaro Board did not give any weight to the valuation as it was calculated based on a comparison to just one prior transaction in the market. Dr. Dybul also provided a summary of the conclusions of the Due Diligence Report. Dr. Dybul reported that the consultant who prepared the report had confidence in the viability and the potential for commercialization of GEDi Cube's technology and platform. The Renovaro Board asked questions of Dr. Dybul regarding these diligence matters and ultimately determined that it had a basis to move forward with the transaction given the timing and financial constraints facing the Company in the short-term. Representatives of K&L then discussed, in response to questions from the Renovaro Board, certain financial terms of the Stock Purchase Agreement (including the 50%/50% split of the ownership of the post-closing combined entity and the possible change in the Renovaro stock price between signing of the LOI and closing). After discussion, the Renovaro Board directed management to continue negotiation of the Stock Purchase Agreement and that the Renovaro Board 78Plaintiffs were not of these "10 purported stockholders," who were apparently similarly dissatisfied with Renovaro's Proxy Statements' disclosures.

56FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 would reconvene to consider the revised definitive agreement [bold emphasis added]. 77. The Proxy Statement page 57, "The Transaction-Background of the Transaction," was modified with the following new paragraph: On January 10, 2024 [seven days after issuing the Proxy Statement, in which the fairness opinion was not mentioned at all], the Renovaro Board held a meeting at which members of Renovaro management and representatives of K&L were present. Representatives from K&L reviewed with members of the Renovaro Board the closing condition that the Renovaro Board receive a fairness opinion from an investment bank as to the consideration being paid in the Transaction. The Renovaro Board determined that due to the lack of financial projections regarding GEDi Cube, a fairness opinion would not be meaningful and directed Renovaro management to waive the closing condition [bold emphasis added]. 78. The new disclosures in the Proxy Statement Supplement raised more questions than answers related to the fairness opinion. 79. On September 27, 2023 (one day before Stock Purchase Agreement was signed), the Board disregarded GEDi Cube's valuation report (estimating GEDi Cube's value at $225 million) because GEDi Cube generated no revenue and had no projections. Instead, the Board relied on hearsay from Dybul "that the consultant who prepared the report had confidence in the viability of and the potential for commercialization of GEDi Cube's technology and platform." 80. The next day, on September 28, 2023, the Board unanimously approved the Stock Purchase Agreement, which included: (a) a covenant for Renovaro to use commercially reasonable efforts to obtain a fairness opinion (Section 5.29 of the Stock

57FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Purchase Agreement) and (b) a closing condition of Renovaro's that the Board receive a fairness opinion (Section 7.29 of the Stock Purchase Agreement). 81. Between September 28, 2023 (the date the Stock Purchase Agreement was signed) and January 3, 2024 (the date of the Proxy Statement), Renovaro not only failed to obtain a fairness opinion, but according to the Proxy Statement Supplement, the Board only considered the fairness opinion on January 10, 2024 (one week after the Proxy Statement, 15 days before the Special Meeting) because of stockholder complaints. The Board, with the counseling of K&L Gates, directed Renovaro management to waive the fairness opinion closing condition because "lack of financial projections regarding GEDi Cube" would render any fairness opinion "not meaningful." But this exact information (lack of projections) was, according to the Proxy Statement Supplement, communicated to the Board on September 27, 2023, and yet the covenant to use commercially reasonable efforts to obtain a fairness opinion and the condition to receive one were included in the Stock Purchase Agreement when it was unanimously approved by the Board and signed by Renovaro the next day. 82. It defies logic that the lack of projections would form the basis of a Board decision to waive the condition on January 10, 2024, over three months after the Stock Purchase Agreement was signed, when (a) the Board was informed of the lack of projections when it met to consider the Stock Purchase Agreement on September 27, 2023 and (b) the following day, the Board unanimously approved the Stock Purchase Agreement that included (i) a covenant for Renovaro to use commercially reasonable

58FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 efforts to obtain a fairness opinion and (ii) a closing condition that the Board receive a fairness opinion. 83. The Proxy Statements did not mention the covenant in Section 5.6 of the Stock Purchase Agreement, and there is no disclosure whatsoever about what steps (if any) Renovaro took to obtain a fairness opinion during the more than three-month period between the date the Stock Purchase Agreement was signed on September 28, 2023 and the date the Board, after consulting with K&L Gates, instructed Renovaro management to waive the condition on January 10, 2024. C. The Hindenburg report, and Renovaro's questionable failure to disclose key resignations and use of stock promoters for the Special Meeting. 84. On February 13, 2024, Hindenburg Research?an investment research firm and activist short seller?publicized a report on Renovaro's acquisition of GEDi Cube, available online here.79Hindenburg?whose primary business is researching deals like Renovaro's acquisition of GEDi Cube?concluded: Effectively, Renovaro has nearly completed the most bizarre merger we have ever seen, whereby Renovaro lent $1.05 million to a newly-formed GEDi Cube entity for GEDi Cube to buy a stake in a nearly-insolvent data science company at a mere ~?1.96 million implied valuation, only 79On February 14, 2024, the Renovaro Board issued a press release in response to Hindenburg's report, characterizing it as "riddled with falsehoods and misleading statements," although no specific falsehoods or misleading statements were identified.

59FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 to have GEDi Cube then flip it to Renovaro for $275 million after CEO Dybul engaged in an apparently hard-fought negotiation against himself. 85. The Hindenburg report included two new pieces of information that were previously unknown to the Plaintiffs. First, it reported that Renovaro touted the hiring of a "visionary" tech executive Craig Rhodes as CEO of GEDi Cube and a "seasoned expert in clinical medicine and digital health" Lester Russell as GEDi Cube's Chief Medical Officer. Renovaro promoted these individuals in press releases, proxy materials, and other SEC filings leading up to the Special Meeting. And yet Rhodes and Russell quietly resigned their GEDi Cube positions in December 2023 with no supplemental disclosure from Renovaro to its stockholders before the Special Meeting. Second, Hindenburg reported that in the months leading up to the Special Meeting and GEDi Cube acquisition, Renovaro enlisted shady stock promoters to hype up the deal and pump its shares to retail investors. One of these stock promoters is Michael McCarthy, who was sanctioned by the SEC in April 2017 for the fraudulent promotion of two biopharma companies (the companies were also charged by the SEC) based on conduct analogous to certain of Plaintiffs' allegations against the Defendants in this derivative case. 86. The Hindenburg report calculated the value of Renovaro that went to GEDi Cube shareholders upon closing of the transaction as $275 million. This is likely based upon the pro forma value ascribed to total equity to be issued to the GEDi Cube shareholders as disclosed on page 130 of the Proxy Statement. That value is based upon

60FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 an assumed share price of $3.34 (the 10-day volume weighted average price (VWAP)) immediately preceding December 10, 2023). In this context, a more accurate figure for Hindenburg's criticism is arguably based on the share price when the Stock Purchase Agreement was approved by Renovaro's Board (that's when the negotiation, or lack thereof, was complete): $3.80 on September 26, 2023, making the value attributable to the equity issued to the GEDi Cube shareholders roughly $312.9 million (82,389,720 shares*$3.80). The only check on the decision to disregard a $225 million valuation(based on GEDi Cube's lack of revenue and projections) and then approve a valuation of $312.9 million was the fairness opinion condition at closing. This made the Board's decision to waive this condition at the last minute even more troubling for all pre-closing Renovaro stockholders, especially Wittekind, who had a 28% voting power over the Renovaro shares outstanding. That the Board expressly considered the stock price fluctuation when it approved the roughly 50/50 split takes the troubling waiver to another level. It's one thing to approve a 50/50 split subject to a fairness opinion closing condition; it's another to waive the condition and authorize the issuance of 49% of Renovaro's post-closing shares regardless of the stock price. The closing price on January 10, 2024 was $4.47, equaling a consideration value of $368,282,048 ($4.47*82,389,720), $143,282,048 more than the $225,000,000 "clearly absurd" valuation that the Board had previously rejected.

61FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 D.The role of and benefits to NinaStorms, KarenBrink, and Avram Miller in connection with the GEDi Cube deal. 87. Storms was the "advisor to GEDI Cube" who started the early 2023 discussions with Renovaro Chairman and stockholder René Sindlev and continued those discussions with Sindlev, Dr. Dybul, and K&L Gates leading up to the signing of the August 2023 Letter of Intent. (See Jan. 3, 2024 Proxy Statement at pp. 54-57.) Though not disclosed to stockholders, Storms is the mother of Karen Brink, the GEDi Cube director who signed the GEDi Cube LOI and Stock Purchase Agreement as sellers' representative. (Id. at p.56 and annexed transaction documents; see also Form 4 filed Feb. 23, 2024.) When the GEDi Cube acquisition closed, Brink was given a seat on Renovaro's Board of Directors and received (through her company Yalla Yalla Ltd.) 27,226,486 shares of Renovaro's common stock, roughly 19% of Renovaro's 143,668,372 post-closing shares. (See Form 8-K filed on February 14, 2024.)) 88.Renovaro also identified Storms as a "strategic advisor" in its Rule 14a-12 solicitation material filed with the SEC on December 1, 2023 (see Rule 14a-12 Solicitation filing), and her photograph appeared on the same slide as Avram Miller, who was appointed to Renovaro's Board of Directors on October 10, 2023. (See Form 8-K filed on October 11, 2023; "RenovaroCube Team" webpage, identifying Storms and Miller as RenovaroCube's "Advisory Board.") On this slide in the Rule 14a-12 filing, Renovaro described Storms as "a pioneer in the high technology field [who] in 1994 started World Online which became one of the largest Pan-European Internet

62FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 telecommunication companies," and represented that "World Online was listed on the stock exchange with an enterprise value of 12 billion Euros." On the same slide, Renovaro described Mr. Miller as "co-founder" of Intel Capital and its former "Corporate Vice President of Business Development." 89. Yet the Proxy Statements omitted that Intel was an investor in World Online, Miller served on World Online's supervisory board, and Storms (then known as Nina Brink) and Miller were embroiled in a serious securities law scandal related to World Online's IPO on the Amsterdam Stock Exchange in March 2000. According to several articles published by The Wall Street Journal and other news organizations, Miller, while serving on World Online's supervisory board, introduced Storms to Baystar Capital LP, which purchased a portion of Storms' stock for 6.04 Euros per share three months before World Online's IPO at 43.00 Euros per share. The arrangement between Storms and BayStar Capital reportedly provided for a split of any sale proceeds, and BayStar reportedly sold one million shares shortly after the IPO. After the IPO and news of Storms' sales, World Online's stock price plummeted, triggering a civil lawsuit and a criminal investigation scrutinizing Storms' sale to Baystar Capital (and others) and the related disclosure (or lack thereof) in the IPO prospectus. Storms was reportedly forced to resign from World Online; five months after the controversial IPO, World Online was sold for less than half of its 12 billion Euro listing value; and investors later prevailed in a civil lawsuit against World

63FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Online's successor in part based on statements made by Storms that a Dutch court found "clearly misleading." E. Deficient disclosure about the shares issued in exchange for consulting services in connection with the GEDi Cube Transaction. 90. According to the Proxy Statement, the GEDi Cube deal included "one-time consulting fees of $2,760,000 related to the Transaction that was paid in shares at 10/23/2023 closing price of $2.76."80This statement omits a material fact because it does not identify the consultant. 91. Under Section 2.2 of the Stock Purchase Agreement, the 1,000,000 shares were subtracted from the total shares to be issued to GEDi Cube stockholders (defined as Exchange Shares) upon closing of the transaction. Section 4.6 of the Stock Purchase Agreement provided that GEDi Cube would issue this same unnamed consultant a number of GEDi Cube shares immediately prior to the closing that will result in the same consultant receiving an additional 1,000,000 Exchange Shares in the Transaction.81 This will result in the unnamed consultant not only receiving an 80See Proxy Statement, at p. 135. 81See Proxy Statement, at p. A-I-60 ("[i]mmediately prior to the Closing, the Company shall (i) issue to Consultant that number of Company Ordinary Shares that would result in Consultant receiving 1,000,000 Exchange Shares at Closing pursuant to Section 2.2 and (ii) use commercially reasonable efforts to cause Consultant to become a Joining Seller.") The plain reading indicates that the shares referenced in Section 4.6 are in addition to the shares referenced in Section 2.2. Section 2.2 states the 1,000,000 shares referenced in such section were "issued by the Company" (not issuable by the

64FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 additional 1,000,000 shares of Renovaro common stock at closing but Earn-Out Shares (as defined in the Stock Purchase Agreement) for every Renovaro derivative security that is converted or exercised after the closing (Series A Preferred Stock, warrants, and options). Regardless of whether this unnamed consultant is Paseco or Abildgaard, the consultant is on both sides of the Transaction and the identity of this consultant and the reasons why the Board conferred this additional right upon the consultant is material information that was omitted from the Proxy Statement. 92. Each of these omissions (described in Sections VIII.A-E above) were material because of the substantial likelihood that a reasonable stockholder would consider the omitted information important in deciding how to vote at the Special Meeting with respect to Proposal 1: Approval of the Issuance of Common Stock in the Transaction Nasdaq Listing Rule 5635 and Proposal 2: Approval of Amendment to Renovaro's Certificate of Incorporation to Increase the Number of Authorized Common Shares of Renovaro. IX. Violations of Sections 13(d) under the 1934 Act 93. Sindlev, RS Group, RS Bio, Abildgaard, Paseco, and Brink are each in violation of their respective obligations under Section 13(d) of the 1934 Act and the SEC's regulations promulgated thereunder. As a result, Plaintiffs seek injunctive relief to enjoin the securities beneficially owned by these Defendants from being counted Company) while the shares referenced in Section 4.6 are issuable by GEDi Cube "immediately prior to the closing".

65FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 (either directly or by proxy and for purposes of a quorum or the votes cast on any proposal) unless and until the required filings are made in accordance with Section 13(d) of the 1934 Act and the applicable SEC regulations promulgated thereunder, including disclosure of their membership of any "group" within the meaning of Section 13(d)(3) of the 1934 Act. A. Sindlev, RS Group, and RS Bio 94. On March 5, 2015, RS Group filed a Schedule 13D with the SEC to report beneficial ownership of 515,000 shares (or 5.68%) of Renovaro's common stock.82 On January 24, 2024, the day before the Special Meeting, Sindlev, RS Group and RS Bio filed Amendments 1 through 10 to this Schedule 13D. Amendment No. 4 states "[o]n October 13, [2017] RS Group ApS purchased 250,000 warrants to purchase shares of common stock in a private placement offering conducted by the Issuer. The warrants are immediately exercisable for $2.00 per share." This statement is false because Renovaro's SEC filings during the relevant period do not disclose a private placement on or about October 13, 2017. Upon information and belief, these 250,000 warrants were acquired from APE Invest A/S (an entity owned by Aldo Petersen) or NE Nielson, former directors of Renovaro.83This disclosure is also deficient because it does not 82See Schedule 13D filed by RS Group with the SEC on March 15, 2015. 83This information and belief are based upon (a) the fact that each of APE Invest A/S, NE Nielson and Eric Leire were each granted 300,000 options at an exercise price of $2.00 per share on September 15, 2016 all of which were evidently recharacterized as warrants in October 2017 (see Note 8 of Renovaro's Form 10-Q filed on February 9, 2018); (b) Grønfeldt-Sørensen, through his entity Greenfield Holding Company ApS,

66FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 disclose what consideration RS Group paid for the 250,000 warrants and does not disclose that Grønfeldt-Sørensen acquired 50,000 warrants to purchase common stock at $2.00 per share on the same date.84Amendment No. 6stated "[o]n July 30, 2019, RS Bio exercised 3,092,310 warrants owned by it."85However, this disclosure is misleading because (a) according to Sindlev's Form 4 filed on August 1, 2019, the applicable warrant exercise notice was dated June 27, 2019; (b) according to Note 8 in the audited financial statements included in Renovaro's Form 10-K for the year ended June 30, 2019, these warrants were exercised on June 27, 2019 and Renovaro received the $4,019,999 exercise proceeds ($1.30 exercise price times 3,092,307 shares) on such date (the receipt of such cash is reflected on Renovaro's audited cash flow statement for the year ended June 30, 2019); and (c) it does not disclose that RS Bio purchased Renovaro shares on seven separate dates between and including May 21, 2019 and June acquired warrants to purchase 50,000 shares at an exercise price on the same date that RS Group acquired 250,000 warrants (October 13, 2017) (see the Form 3 filed by Gronfeldt-Sorensen filed on October 19, 2017); and (c) Schedule 3.2.3 to the Agreement and Plan of Merger dated January 12, 2018 discloses that each of Abildgaard and Leire owned warrants to purchase 300,000 shares of common stock as of such date. 84See 17 CFR § 240.13d-101 Item 5 Interests in Securities of the Issuer (instructions on necessary disclosures) Grønfeldt-Sørensen is covered by these requirements because he was the Chief Executive Officer of RS Group, a reporting person under the Schedule 13D, during the relevant period. 85Sindlev's Form 4 reporting this exercise references 3,092,307 shares, so the reference to 3,092,310 shares in Amendment No. 6 appears to be a typographical error.

67FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 24, 2019 at prices between and including $5.75 and $6.70.86On information and belief, Sindlev made these purchases to artificially inflate Renovaro's stock price and Parker or K&L Gates attorneys under Parker's supervision assisted in the related Form 4 filings.87The amendments to the Schedule 13D filed on January 24, 2024 are also deficient because they fail to disclose that Sindlev, RS Group, RS Bio, Grønfeldt-Sørensen, Greenfield Holding ApS, Paseco and Abildgaard are members of a Section 13(d)(3) group. 95. Plaintiffs seek injunctive relief to require Sindlev, RS Group and RS Bio amend their Schedule 13D to correct the false statements and deficiencies described 86See the Form 4s filed by Sindlev on May 23, 2019 (20,000 shares at $5.75 per share), May 24, 2019 (500 shares at $5.76 per share), May 30, 2019 (36,200 shares at $6.61 per share), June 5, 2019 (5,014 shares at $6.25 per share), June 5, 2019 (20,000 shares at $6.60 per share), June 5, 2019 (40,000 shares at $6.70) and June 6, 2019 (31,500 shares at $6.70 per share). 87This information and belief are based upon the fact that (a) RS Bio held warrants to purchase 3,092,307 shares at $1.30 per share so there was no economic reason to purchase 153,214 shares at prices between $5.75 and $6.70 (especially since RS Bio committed to exercise the warrant to purchase 3,092,307 at $1.30 per share on June 27, 2019); (b) Sindlev took similar actions on (i) May 20, 2022 when a Form 4 reporting that RS Group purchased 128,493 shares without disclosing that such shares were being accepted to discharge a debt and not being purchased for cash and (ii) on February 22, 2024 when a Form 4 was filed reporting that RS Bio exercised warrants to purchase 471,699 shares at $0.53 per share without disclosing that the exercise price was paid by "applying" $250,000 of a note payable to RS Bio and not in cash as required by the warrants; and (c) when asked about the disclosure in the Form 4 filed on May 20, 2022 at a deposition on April 5, 2024, Sindlev testified under oath that he does not review or sign Section 16 filings and that Parker or others at K&L Gates do so on his behalf.

68FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 here and include the disclosures required by Section 13(d) and the regulations promulgated thereunder. B. Abildgaard and Paseco 96. According to Renovaro's Form 10-K filed with the SEC on March 31, 2015, Paseco was a greater than 10% beneficial owner of the Company during 2014 and failed to report a transaction in the Company's securities on Form 4.88That same Form 10-K disclosed that, as of March 18, 2015: (a) Paseco owned 5.07% of the Company's common stock; (b) Northern Biotech Fund SARL (Northern Biotech) owned 3.87% of the Company's common stock; and (c) Abildgaard controlled the voting and disposition of the shares owned by Paseco and Northern Biotech (8.94% in total).89As a result, each of Paseco and Abildgaard was a beneficial owner of more than five percent (5%) of the Company's common stock. However, in violation of Section 13(d) or 13(g) of the 1934 Act, neither Paseco nor Abildgaard ever filed a Schedule 13D or Schedule 13G to report such beneficial ownership. 97. On October 6, 2023, Abildgaard and Paseco jointly filed a Schedule 13G with the SEC to report beneficial ownership of 7.7% of Renovaro's outstanding 88See the Company's Form 10-K filed with the SEC on March 31, 2015, at p. 62. Other than directors or executive officers, only greater than 10% stockholders are required to file Form 4s. As a result, Paseco must have beneficially owned more than 10% of the Company's common stock during 2014. 89See the Company's Form 10-K filed with the SEC on March 31, 2015, at pp. 65-66 (footnote 9).

69FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 common stock as of June 26, 202390and jointly filed a Schedule 13G/A with the SEC to report beneficial ownership of more than 13.9% of the Company's outstanding common stock as of August 1, 2023.91Both filings indicated that Paseco and Abildgaard were making the filings pursuant to Rule 13d-1(c) for so-called "passive investors." However, neither Abildgaard nor Paseco was eligible to file a Schedule 13G (in lieu of a Schedule 13D) because each had acquired Company securities "with the purpose or effect of changing or influencing the control the Company," or "in connection with or as a participant in any transaction having such purpose or effect." 98. On November 14, 2023, Renovaro filed a Form 10-Q with the SEC, in which it admitted that Paseco became an affiliate because of its participation in the August Placement.92SEC Rule 12b-2 under the 1934 Act defines "affiliate" of a specified person as "a person that directly, or indirectly through one or more intermediaries, controls, or is under common control with, the person specified." The rule further defines "control" as "the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether 90See Schedule 13G filed by Paseco and Abildgaard with the SEC on October 6, 2023. 91See Schedule 13G/A filed by Paseco and Abildgaard on October 6, 2023. 92See Form 10-Q filed with the SEC on November 14, 2023, at p. 26 ("On August 1, 2023 Paseco ApS, a Danish entity, in connection with the Private Placement, converted $2,000,000 of its Promissory Note into 280,505 of the Company's Units at a price per Unit of $7.13. As a result of participation in the Private Placement, Paseco was deemed to be an affiliate of the Company. In addition, Paseco ApS purchased in the Private Placement 63,114 of the Company's Units at a price per Unit of $7.13 for aggregate proceeds to the Company of $450,000.")

70FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 through the ownership of voting securities, by contract, or otherwise." Renovaro's admission about Paseco's affiliate status, thus, is an admission that Paseco controls Renovaro or Paseco and Renovaro are under the common control of Abildgaard. This prima facie establishes that Paseco and Abildgaard did not qualify for the Schedule 13G/A when they reported greater than 10% beneficial ownership as of August 1, 2023. Rule 13d-1(e)(1) requires passive investors who file on Schedule 13G to file a Schedule 13D within five business days once they acquire or hold the subject securities "with a purpose or effect of changing or influencing control of the issuer, or in connection with or as a participant in any transaction having that purpose of effect." Rule 13d-1(e)(2) provides that passive Schedule 13G filers in this situation (i.e., investors who have filed a Schedule 13G in reliance on Rule 13d-1(c) but are required to file a Schedule 13D pursuant to Rule 13d-1(e)(1)) are prohibited from voting or directing the voting of their reported shares and are prohibited from acquiring additional shares from the issuer or a person controlling the issuer until the tenth day after they file the Schedule 13D.9399. Not only did Paseco and Abildgaard cross the 10% threshold and enter affiliate/control status on August 1, 2023, but the private placement in which they participated occurred on the same date Renovaro entered the letter of intent to acquire 93See 17 CFR § 240.13d-1(e)(2) (limitations for control persons). Since Abildgaard controls Paseco, the control attributed to Paseco as of August 1, 2023 is attributed to Abildgaard, who is deemed to control Renovaro indirectly through one or more intermediaries (Paseco).

71FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 GEDi Cube. As a result, Rule 13d-1(e)(2) was triggered on August 1, 2023. Because Paseco and Abildgaard never filed a Schedule 13D,94the prohibition on voting their shares and acquiring additional shares became effective on such date and remains in effect. Neither Paseco nor Abildgaard should have been permitted to vote at Special Meeting of stockholders on January 25, 2024 and they remain prohibited from voting their shares until the tenth day after they file the Schedule 13D. Similarly, any Renovaro securities acquired by Paseco and Abildgaard from and after August 1, 2023 should be disgorged to Renovaro.95 C. Sindlev, RS Group, RS Bio, Grønfeldt-Sørensen, Greenfield, Abildgaard and Paseco are members of a Section 13(d)(3) Group 100. Sindlev, RS Group, RS Bio, Abildgaard, Paseco, Grønfeldt-Sørensen, and Greenfield are and have been a "group" within the meaning of Section 13(d)(3) of the 1934 Act and Rule 13d-5(b)(1) promulgated thereunder because they have "acted together for the purpose of ?acquiring,' ?holding,' or ?disposing' of the securities of 94Paseco and Abildgaard continue to defiantly flout their obligations under Section 13(d) of the 1934 Act. On February 22, 2024 they filed an amendment on Schedule 13G to report the reduction in their percentage ownership after the closing of Renovaro's acquisition of GEDi Cube. 95According to a Form 4 filed by Abildgaard on February 20, 2024, Paseco acquired 500,000 shares on August 22, 2023 and another 500,000 shares on October 3, 2023. Although this Form 4 indicates that Abildgaard is no longer subject to Section 16, he and Paseco remain Section 16 insiders because they are members of a "group" under Section 13(d)(3) of the 1934 Act.

72FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Renovaro." Sindlev, RS Group, RS Bio, Abildgaard and Paseco have taken numerous concerted actions in furtherance of such purposes. 101. On October 13, 2017, RS Group acquired warrants to purchase 250,000 Renovaro shares at an exercise price of $2.00 per share and Greenfield ApS acquired warrants to purchase 50,000 Renovaro shares at an exercise price of $2.00 per share. Grønfeldt-Sørensen was the Chief Executive Officer of RS Group as of the date of this acquisition and, according to Grønfeldt-Sørensen's Form 3 filed on October 20, 2017, he became a Renovaro director on October 9, 2017. 102. Upon information and belief, Abildgaard also acquired warrants to purchase 300,000 Renovaro shares at an exercise price of $2.00 per share on or about October 17, 2017. This information and belief are based upon (a) the fact that Renovaro issued 300,000 warrants with an exercise price of $2.00 per share and an expiration date of December 31, 2019 to each of Eric Leire, APE Invest A/S (owned and controlled by Aldo Peterson) and NE Nielson in October 2017 (see Note 8 in Renovaro's Form 10-Q filed on February 9, 2018); (b) according to Exhibit 2.1.2(a) to the Agreement and Plan of Merger dated January 12, 2018 included in Exhibit A to the Declaration of Dr. Mark Dybul in Support of Motion for Sanctions, signed under penalty of perjury on February 6, 2024, as of February 16, 2018: (i) Eric Leire held warrants to purchase 300,000 Renovaro shares at an exercise price of $2.00 per share and an expiration date of December 31, 2019; (ii) Greenfield held warrants to purchase 50,000 shares at $2.00 per share with an expiration date of December 31, 2019; and

73FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 (iii) Abildgaard held warrants to purchase 300,000 shares at an exercise price of $2.00 per share with an expiration date of December 31, 2019; and (c) on October 3, 2017, RS Group acquired warrants to purchase 250,000 Renovaro shares at an exercise price of $2.00 and an expiration date of December 31, 2019 and exercised such warrants on February 16, 2018 (see Sindlev's Form 4s filed on October 20, 2017 and on November 7, 2018). 103.Upon information and belief, RS Bio (the alter ego of Sindlev) and Abildgaard exercised warrants to purchase an aggregate of 3,242,307 Renovaro shares on June 27, 2019 for an aggregate exercise price of $4,319,999. This information and belief are based upon (a) disclosure of such aggregate warrant exercises contained on page 15 Renovaro's Form 10-K filed on September 30, 2019; (b) the disclosure on page F-24 of such Form 10-K reporting that "during the year ended June 30, 2019 there were 150,000 Grant Warrants exercised at the strike price of $2.00 per share or $300,000"; (c) the disclosure on page F-23 of such Form 10-K disclosing that "on June 27, 2019 the Registrant issued 150,000 shares of Common Stock valued at the price of $2.00."; (d) Sindlev's Form 4 filed on August 1, 2019 reporting RS Bio's exercise of 3,092,307 shares for $1.30 per share ($4,019,999 of proceeds); and (e) the sum of $4,019,999 and $300,000 being equal to the total amount of the June 27, 2019 warrant exercise proceeds reported by Renovaro ($4,319,999).

74FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 104.RS Bio (the alter ego of Sindlev) and Paseco (the alter ego of Abildgaard participated in Renovaro's June Placement of Renovaro shares of common stock and warrants to purchase shares at an exercise price of $0.53 on June 26, 2023. 105. RS Bio (the alter ego of Sindlev) and Paseco (the alter ego of Abildgaard) participated in Renovaro's August Placement of Series A Preferred Stock and warrants to purchase Renovaro common stock at $0.65 per share on August 1, 2023. 106. Although not permitted by the terms of the warrants (which only allow payment of the exercise price by wire transfer or a cashier's check), according to Renovaro's Form 10-Q filed on May 15, 2024, RS Bio (the alter ego of Sindlev) and Paseco (the alter ego of Abildgaard) "exercised" warrants on February 16, 2024 by "applying" debt owed by Renovaro. With respect to RS Bio, on February 16, 2024 it "applied" $250,000 of a note balance to "exercise" 471,699 warrants at $0.53 per share (see p. 19 of Renovaro's Form 10-Q filed on May 15, 2024 and Sindlev's Form 4 filed on February 22, 2024). With respect to Paseco, on February 16, 2024, it "applied" $1,750,000 of a note balance to "exercise" 2,953,700 warrants at exercises price ranging from $0.53 and $0.65 per share (see p. 21 of Renovaro's Form 10-Q filed on May 15, 2024). These were the warrants that RS Bio and Paseco acquired on the same dates in the June Placement and the August Placement. 107. Sindlev, RS Group, RS Bio, Grønfeldt-Sørensen, Greenfield, Paseco and Abildgaard should make the disclosures required under Section 13(d) and the regulations promulgated thereunder to disclose the existence of their Section 13(d)(3)

75FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 group and include all disclosures required by Section 13(d) of the 1934 and the applicable regulations. D. Karen Brink and Yalla Yalla LTD 108. In Renovaro's Form 8-K filed on February 14, 2024, it disclosed that "[Karen] Brink is the sole owner of Yalla Yalla [Ltd.] Pursuant to the Stock Purchase Agreement, upon the closing of the Transaction, the Company issued to Yalla Yalla 27,226,486 unregistered, restricted shares of Common Stock (approximate dollar value as of the Closing Date: $52,275,000), as part of the Closing Consideration, in exchange for the GEDi Cube Shares held by Yalla Yalla." This Form 8-K also reports "on February 11, 2024, the Board appointed Karen Brink, the Chief Growth Officer of GEDi Cube, to the Board, effective upon the closing of the Transaction." According to this Form 8-K, there were 143,668,372 shares of Renovaro's Common Stock outstanding after the GEDi Cube acquisition, giving Ms. Brink a beneficial ownership interest of approximately 19% of Renovaro's outstanding Common Stock (27,226,486/143,668,372 = 0.1895). 109. On February 23, 2024, Ms. Brink filed a Form 3 reporting her status as a director and a greater than 10% stockholder. However, to date, Ms. Brink has not filed a Schedule 13D as required by Section 13(d) of the 1934 Act and Rule 13d-1 promulgated thereunder.

76FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 110.Plaintiffs seek injunctive relief to require Ms. Brink to file a Schedule 13D with all required disclosures, including her membership in any group under Section 13(d)(3) of the 1934 Act. X. Weird Science and Wittekind adequately represent the interests of Renovaro shareholders. 111. Plaintiffs are not ordinary retail investors and are especially qualified to represent all Renovaro stockholders in this derivative action for the benefit of the Company as a whole. 112. Renovaro is a publicly traded, pre-clinical biotech company with half a dozen pipelines for cell and gene therapies aimed at treating and curing HIV, cancer, and other infectious diseases. These pipelines were transformed or developed following the closing of a February 16, 2018 merger in which DanDrit Bio USA acquired Enochian BioPharma, Inc. (then owned almost entirely by Plaintiff Weird Science) and changed its name to Enochian Biosciences, Inc. (and in 2023, Enochian changed its name from Enochian to Renovaro). 113. As closing merger consideration, Renovaro received a perpetual, fully paid-up, royalty free, and exclusive license of Weird Science's patented HIV therapies. Weird Science received 17,545,283 of Renovaro's common stock (approximately 49% of the shares outstanding), plus additional earn-out shares after the closing. Weird Science's holdings in Renovaro shares were restricted and unregistered, and subject to heavily negotiated Standstill and Lock-up Agreement and Investor Rights Agreement, which governed how Weird Science (and its members) could monetize and liquidate

77FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 their shares of Renovaro common stock. Weird Science has rights to appoint a Director to the Renovaro Board, and for years, Renovaro's pipelines have relied almost exclusively on licensed technology owned and controlled by Weird Science or Wittekind (through other companies he owns and controls) or scientific research and techniques developed through these companies by Serhat Gumrukcu (Wittekind's spouse). 114. Everything changed in May 2022. Serhat Gumrukcu?Weird Science member, husband of Wittekind, and the individual behind all Renovaro's then-technologies and pipelines?was charged and arrested in an unrelated out-of-state criminal matter. Looking to distance itself from Gumrukcu, Renovaro (at the direction of Dybul, Sindlev, Abildgaard, and K&L Gates/Parker) dug up old research by Gumrukcu, announced that the data had been manipulated, and then sued Gumrukcu, Wittekind, and their research entities for fraud in Los Angeles Superior Court (this case is pending and has no trial date). At the same time, Dybul, Sindlev, Abildgaard, and K&L Gates/Parker tried to strong-arm Wittekind into a global settlement where he would forfeit virtually all the Renovaro shares issued to Weird Science from the merger and outright transfer all the scientific technology owned by Weird Science and Wittekind. Wittekind stood on his rights and refused.96 96The data manipulation lawsuit is Enochian Biosciences Inc. v. Serhat Gumrukcu et al., Case No. 22STCV34071. Renovaro has alleged that Gumrukcu defrauded Renovaro through his and Wittekind's by presenting fraudulent data that triggered benchmark payments from Renovaro to the entities. Renovaro has alleged that

78FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 115.In June 2023, Weird Science and Wittekind filed a lawsuit in the Delaware Court of Chancery, after Renovaro (at the direction of Sindlev and Abildgaard, and with the assistance of K&L Gates and Parker) breached the Investor Rights Agreement and failed to give Weird Science and Wittekind the registration rights required to liquidate and monetize their Renovaro shares (the sole consideration for the February 2018 merger, governed by the Investor Rights Agreement). The Delaware defendants continue to deprive Weird Science and Wittekind of the rights and benefits associated with their Renovaro shares under the Investor Rights Agreement, taking steps to block them from monetizing their Renovaro shares and intimidating and threatening malicious legal action when they do take the lawful steps to sell those shares. 116. After Weird Science and Wittekind filed the Delaware lawsuit to exercise their rights under the Investor Rights Agreement, the Board Defendants, Abildgaard, Miller, and Brink have sought to diminish and neutralize Plaintiffs' rights and voting power in Renovaro. On June 23, 2023, the Company announced it had convened and Wittekind was a co-conspirator (although they make no direct allegations of fraud against him). Though the Los Angeles Superior Court agreed to let the conspiracy-based claims against Wittekind go forward in discovery, in overruling the demurrer, the Court noted that the only relevant allegation against Wittekind was that he is married to Gumrukcu and their marital relationship could be a basis to infer a conspiracy. Multiple third-party witnesses have confirmed that the Renovaro defendants here (Dybul and K&L Gates/Parker) acknowledged to those third-party witnesses that Wittekind had nothing to do with the alleged data fraud, they had "no choice" but to include Wittekind as a defendant, and Wittekind was simply caught "in the middle" (paraphrasing).

79FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 then adjourned an annual meeting without any vote due to lack of a quorum (largely due to Wittekind's protest and refusal to participate). On July 11, 2023, the Company announced the Board Defendants amended the bylaws to reduce the quorum to one-third of the outstanding shares instead of a majority. On July 28, 2023, the Company announced that, with the reduced quorum, it barely made the one-third quorum (with Weird Science and Wittekind again protesting). 117. By this point, the GEDi Cube acquisition discussions were underway, with the Sindlev, Abildgaard, and the Board Defendants scheming to give away half the company to GEDi Cube, with the bulk of the equity going to the daughter of Nina Storms, without disclosing the pertinent material information to Renovaro stockholders. 118. The Board Defendants have taken the position that this is a vindictive lawsuit, but Weird Science and Wittekind reject this characterization. In February 2018, Plaintiffs beneficially owned nearly 48% of Renovaro's common stock outstanding, and the Company relied almost entirely on the science and technology owned and developed by Weird Science, Wittekind, and their related entities. Plaintiffs have brought this lawsuit based on the good-faith belief (supported by these well pleaded allegations) that these Defendants are violating the law with impunity for their own benefit and to the detriment of all other Renovaro stockholders. If anyone is vindictive, it is the Defendants, spearheaded by Sindlev, a billionaire who recently testified under oath that he would spend any amount of money to take down Wittekind.

80FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 119.Weird Science and Wittekind aim to help (not harm) the Company as a whole, and they are not alone. As of the date of this filing, Plaintiffs have identified over 35 Renovaro stockholders who are not parties to any of the pending litigation and who support this derivative action seeking to address the unlawful and improper conduct of the Defendants running the company in which they are stakeholders. This is to say nothing of the at least five pending stockholder actions pending against Renovaro97and the at least three law firms recruiting Renovaro stockholders for shareholder lawsuits based on allegations the Plaintiffs have alleged here (this recruitment started after the Hindenburg report was published in February 2024).98There are plenty of Renovaro stockholders who already are and would pursue claims against these same Defendants for the alleged wrongdoing, and there is no reason any stockholder (other than the Defendants themselves) would oppose Plaintiffs' efforts here. The only relief Plaintiffs seek are damages and disgorgement of profits and shares back to Renovaro and other injunctive relief that would benefit the Company and all Renovaro stockholders. 97See Chow v. Enochian Biosciences et al., Case No. 22-cv-1374-JHW (C.D. Cal.); Koenig v. Gumrukcu et al., Case No. 22-cv-6871-JWH (C.D. Cal.); Midler v. Gumrukcu et al., Case No. 22STCV33960 (Los Angeles Superior Court); Solak v. Gumrukcu et al., Case No. 23-cv-00065-GBW (D. Del.). 98See, e.g., Pomerantz LLP's March 11, 2024 press release, announcing an investigation into whether Renovaro officers and directors engaged in securities fraud or other unlawful practices; Brager Eagel & Squire P.C.'s March 4, 2024 press release (same); the Rosen Law Firm February 28, 2024 press release (same)

81FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 120.Neither Plaintiffs nor their counsel are looking to litigate this case in the press, and no one on the team (including the Plaintiffs themselves) has given any information to the press about this case. No documents, no background information, no interviews, and no other comments. 121. Plaintiffs have a closing working relationship with counsel, all of whom operate together and in tandem in the substantive investigation, strategies, and litigation. There is simply no reason Weird Science and Wittekind, with a heightened interest in the success of the company (given their relatively large stake and involvement in the science), should be disqualified as derivative Plaintiffs only to have a different stockholder (likely a stockholder or stockholders referenced above) to take over the case to seek the exact same relief. XI. Demand on the Board Would be Futile. 122. Plaintiffs filed this derivative lawsuit in advance of the Special Meeting after approximately one year of back-and-forth correspondence and litigation with the Board Defendants, K&L Gates, and Parker. At every step, the Defendants sought to deny Plaintiffs' their rights under the Investor Rights Agreement and as Renovaro stockholders on shaky legal grounds. They often feigned an intent to comply with certain company and corporate obligations, only to renege and reverse their positions.99 99See Dkt. 21-1, Declaration of Megan Maitia in Opp'n to Board Defendants' Rule 11 Motion and accompanying Exhibits A-S, detailing this history between the parties. Plaintiffs seek to incorporate this information in this amended complaint but does not repeat them in their entirety here for efficiency.

82FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 123.Renovaro waited until December 22, 2023 (the Friday night before the Christmas holiday) to file the Preliminary Proxy Statement in connection with the Special Meeting. This ran over 300 pages and disclosed for the first time much of the information underlying the initial Complaint. Plaintiffs and their counsel worked through the holidays to review the substance of this disclosure and determine whether any action could or should be taken in advance of the Special Meeting (the date of which, at the time, had not been disclosed). 124. After the Proxy Statement and Proxy Statement supplements were filed on January 3 and January 10, 2024, Plaintiffs determined that corrective action was required before the Special Meeting, where almost half of the Company would be at stake. On Friday, January 19, 2024, in a showing of good faith and to avoid the possibility of harm to the Company through what could be unnecessary litigation, Plaintiffs provided a copy of the original complaint to counsel for Defendants and demanded corrective action before the Special Meeting. In doing so, Plaintiffs explained the urgency in the matter: the Board could either immediately postpone the Special Meeting to investigate and take the necessary action; or Plaintiffs would file the complaint and seek emergency relief in advance of the Special Meeting. In making this request and based on the parties' history, Plaintiffs did not believe that the Board would take appropriate action, and with good reason. The Board Defendants did nothing and still have done nothing meaningful to address these issues.

83FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 125.Board Defendants did not respond to the January 19, 2024 correspondence by Plaintiffs. Only after multiple inquiries by counsel, Plaintiffs were informed that the Board retained Michael J. Quinn at Vedder Price (a former K&L Gates partner), the same lawyer already representing Sindlev personally in a separate matter that Sindlev has brought against Wittekind. The selection of Mr. Quinn as counsel for this matter (with no apparent concern for conflict by the Board Defendants) demonstrates that the Plaintiffs reasonably (and correctly) believed that Renovaro's Board would not consider the violations and misconduct identified in the January 19, 2024 letter objectively or in good faith. 126. In calls and emails on January 23, 2023, counsel for the Board Defendants invited Plaintiffs to file the complaint and TRO application and rejected Plaintiffs' overtures for some "breathing room" where the Board would agree to postpone the Special Meeting for a short period (one-to-two weeks) to discuss the allegations and (hopefully) make corrective disclosures in a Proxy Statement supplement. With no prior notice and just minutes before the TRO hearing, the Board Defendants filed a 38-page opposition brief, raising a multitude of issues for the first time. 127. After the TRO application was denied, the Board Defendants through counsel served and filed a Rule 11 motion for sanctions without engaging with Plaintiffs' counsel and their efforts to meet and confer; they claimed to be forming a committee to investigate the issues raised in Plaintiffs' January 19, 2024 letter; but they ignored Plaintiffs' questions about who would be on the special committee, who is

84FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 representing the special committee as legal counsel, approximately how long the special committee would need to complete an investigation, and information about the purpose and the scope of its authority; and they repeated ignored Plaintiffs' offers to stay this litigation while the committed investigated the claims. 128. In an April 11, 2024 filing by the Board Defendants (Dkt. 24-1), Plaintiffs learned for the first time that the Renovaro Board appointed a Special Committee of claimed independent directors, Leni Boeren and Ruud Hendriks, who have supposedly begun an investigation into Plaintiffs' investigative issues. Over five months after Plaintiffs first raised these issues, zero information about the purported Special Committee and their investigation or any findings has been provided to Plaintiffs. 129. Dispelling any doubt that a demand on the Board would be futile, at least half of the Board members (at the time of the January 19, 2024 letter) satisfy the demand futility test under governing Delaware law.100 130. On January 19, 2024, there were ten Board members: Sindlev, Dybul, Gregg Alton, James Sapirstein, Jayne McNicol, Henrik Grønfeldt-Sørensen, Carol Brosgart, Avram Miller, Leni Boeren, and Ruud Hendriks. Everyone was a Board 100United Food & Com. Workers Union & Participating Food Indus. Emps. Tri-State Pension Fund v. Zuckerberg, 262 A.3d 1034, 1059 (Del.2021) (establishing demand futility if half of the Board members answer "yes" to any one of these questions: (i) the director received material personal benefit from the alleged misconduct that is the subject of the demand; (ii) faces a substantial likelihood of liability on any of the claims that would be the subject of the demand; and (iii) lacks independence from someone who would have a "yes" answer to the first two questions).

85FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 member when the Board waived the fairness opinion and allowed the Special Meeting to go forward and GEDi Cube acquisition to close without correcting the Section Section 13(d) and 14(a) violations described here. Everyone except Miller, Boeren, and Hendriks101(seven out of ten) were Board members when the Board participated in and sanctioned the pattern of violations of the federal securities laws that unlawfully benefitted insiders Sindlev (and his entities), Paseco (and his entites), and Lincoln Park, while harming all other Renovaro stockholders. The alleged violations of Section 10(b) of the 1934 Act and Rule 10b-5 resulted in Sindlev, Abildgaard, and Lincoln Park receiving millions of dollars' worth of ill-gotten profits at the expense of all other Renovaro stockholders, making more than half the Board members subject to a substantial likelihood of liability on claims that are the subject of the issues raised through this derivative complaint. Similarly, the same seven out of ten lack independence from Sindlev, who obviously has received material benefits from the wrongdoing alleged here, so much so that they appear to rubber stamp Sindlev's desires, including retaining Sindlev's personal attorney in separate litigation against Wittekind to represent the Board Defendants here, regardless of these conflicts. Thus, the Board would have to sue its own members and directors, consultants, stockholders, primary (and long-time) outside counsel, and an institutional investor. 101Boeren and Hendriks were appointed to the Board on October 4, 2023, as confirmed in the Form 8-K filed on October 10, 2023.

86FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 131.As alleged throughout, theBoard has consistently acted in bad faith or at least with gross negligence and without regard to obvious conflicts involving at least K&L Gates, Sindlev and Abildgaard, Lincoln Park, and Vedder Price. Because most of the Board faces liability under the 1934 Act and would have to admit that it was complicit in, participated in, and materially benefitted from the wrongdoing alleged here, the Board is neither disinterested nor independent, and a demand on the Board is futile and therefore excused. FIRST CAUSE OF ACTION ? VIOLATION OF RULE 10b-5(a), (c) OF THE 1934 ACT (Against the Board Defendants, Dybul, Sindlev, RS Group, RS Bio, Abildgaard, Paseco, Lincoln Park, K&L Gates, and Parker) 1. Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. 2. Rules 10b-5(a) and (c) under the 1934 Act make it unlawful for any person, directly or indirectly, "(a) to employ any device, scheme, or artifice to defraud," or "(c) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security." These rules are violated when a corporate insider trades in the securities of the corporation based on material, nonpublic information because, among other reasons, a relationship of trust and confidence exists between the shareholders of a corporation and those insiders who have obtained confidential information by reason of their position with that corporation. The rules are similarly violated when a person

87FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 misappropriates confidential information for securities trading purposes, in breach of a duty owed to the source of the information, or when a person uses its control over a corporation to allow the purchase or sale of securities at vastly inadequate prices. 3. The Board Defendants, separately Sindlev, Dybul, RS Group, RS Bio, Abildgaard, Paseco, Lincoln Park, K&L Gates, and Parker violated Rules 10b-5(a) and (c) under the 1934 when they, among other things, knowingly and with scienter agreed and conspired with each other to facilitate spring-loaded transactions selling Renovaro stock ahead of announcing material non-public information to insiders (Sindlev, RS Bio, RS Group, Abildgaard, and Paseco) and outside investors (Lincoln Park); to grant free shares and warrants, or shares at grossly inadequate prices, to Paseco or Abildgaard; and to permit Paseco or Abildgaard to convert ineligible RSUs to common stock. The Board Defendants, Sindlev, K&L Gates and Parker have also violated numerous SEC disclosure regulations to conceal this misconduct, including Item 701 of Regulation S-K and Rule 12b-20 under the 1934 Act. 4. By committing the misconduct alleged herein, these Defendants acted in bad faith, maliciously, oppressively, and with intent to defraud, and their conduct is the direct and proximate cause of significant monetary and reputational damage suffered by Renovaro, to be determined at trial. 5. Renovaro is also entitled to equitable relief, including the disgorgement of all profits (actual or paper profits), benefits (including securities granted with

88FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 inadequate consideration or on an ineligible basis), and other compensation obtained from these spring-loaded and otherwise wrongful transactions. SECOND CAUSE OF ACTION ? VIOLATION OF SECTION 14(a) OF THE 1934 ACT RULE 14a-9 (Against the Board Defendants, Dybul, Miller, K&L Gates and Parker) 6.Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. 7. The Board Defendants, Dybul, Miller, K&L Gates and Parker caused to be issued, and participated in the issuance of materially false and misleading written statements and material omissions to shareholders that were contained in the Proxy Statement, as supplemented by the Proxy Statement Supplement. These Defendants are liable for the false and misleading statements and material omissions in the Proxy Statement, as supplemented by the Proxy Statement Supplement, due to their review, approval, and participation in the issuance thereof. 8. Plaintiffs, on behalf of Renovaro, seek damages caused by these Section 14(a) violations and other appropriate injunctive relief for the benefit of Renovaro and all stockholders for these violations that resulted in the Special Meeting and closing of the GEDi Cube deal. THIRD CAUSE OF ACTION ? VIOLATION OF SECTION 13(d) OF THE 1934 ACT (Against Sindlev, RS Group, RS Bio, Abildgaard, Paseco, Grønfeldt-Sørensen Brink, and Yalla Yalla LTD)

89FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 9.Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. 10. Section 13(d) of the 1934 Act requires that any stockholder (or group of stockholders) that acquires more than 5% of a company's registered stock must publicly report their ownership interest to the company and the market. Specifically, Sections 13(d) and their implementing regulations require that any person, or any group of persons, acting for the purpose of acquiring, holding, or voting a corporation's securities must file a statement known as Schedule 13D with the SEC within 10 days after acquiring beneficial ownership of more than 5% of any class of the corporation's voting securities. 15 U.S.C. § 78m(d); 17 C.F.R. § 240.13d-1. 11. A Schedule 13D disclosure must set forth the reporting person's background, identity, residence, citizenship, and the nature and amount of their beneficial ownership and, importantly, any transactions in the registrant's securities during the preceding 60 days (or, if shorter, since the last filing under Rule 13d-1(a) or Rule 13d-2(a)). A Schedule 13D disclosure must also report the source and amount of funds used to purchase the beneficially owned securities. If the purchasers' purpose is to obtain control of the corporation, their Schedule 13D must set forth their plans or proposals for any major change in the corporation's structure. Finally, a Schedule 13D must report the purchasers' agreements, arrangements, or understandings concerning the corporation's securities.

90FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 12.Under Section 13(d) and its implementing regulations, a group that acts together to acquire more than 5% of a company's securities is required to disclose their combined ownership on Schedule 13D: "When two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of an issuer, the group formed thereby shall be deemed to have acquired beneficial ownership, for purposes of section 13(d) and (g) of the Act, as of the date of such agreement, of all equity securities of that issuer beneficially owned by any such persons." 17 C.F.R. § 240.13d-5. 13. When a stockholder (or group of stockholders) fails to comply with Section 13(d), the issuer of the shares has standing to bring an action to compel compliance. As stockholders of Renovaro (the issuer), Plaintiffs have derivative standing to bring an action against Defendants Sindlev, RS Group, RS Bio, Abildgaard, Paseco, Brink, and Yalla Yalla. Each of these Defendants have acquired beneficial ownership (individually or through 13D group) of more than 5% of Renovaro's voting securities for the purpose of acquiring, holding, or voting those securities, and thus they are required to file a Schedule 13D and amendments thereto with all required disclosures, including without limitation disclosure of any "group" of which they are a member. Each of these Defendants have failed to comply with the filing requirements under Section 13(d) of the 1934 Act and the rules promulgated thereunder (including amendments) with all required disclosures.

91FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 14.Plaintiffs are entitled to equitable relief in the form of a Court order requiring them to come into compliance, enjoining the Company from counting any votes of the securities held by these Defendants until these Defendants file the required Schedule 13Ds and amendments thereto with all required disclosures; and disgorging shares acquired through their securities while in violation of Section 13(d). FOURTH CAUSE OF ACTION ? BREACH OF FIDUCIARY DUTY(Against the Board Defendants, Dybul, Avram, K&L Gates, and Parker) 15. Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. 16. The Board Defendants (including Sindlev), Dybul, K&L Gates, and Parker owed and owe fiduciary duties to Plaintiffs and each of Renovaro's stockholders. By reason of their fiduciary relationships, they specifically owed and owe to Plaintiffs and Renovaro's shareholders the highest obligation of good faith, loyalty, and due care. 17. The written charter of the Board's Nominating and Corporate Governance Committee provides, in pertinent part "[t]he Committee shall monitor compliance with the Corporation's Code of Ethics and Conduct, including reviewing with counsel the adequacy and effectiveness of the Corporation's procedures to ensure proper compliance with such Code of Conduct and Ethics . . . The Committee shall

92FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 also recommend to the Board amendments to such Code of Ethics and Conduct as the Committee may deem appropriate." (Emphasis added). 18. The written charter of the Board's Audit Committee provides, in pertinent parts "[t]he Audit Committee [] shall provide assistance to the Board of Directors [] . . . in fulfilling its responsibilities with respect to its oversight of . . . (ii) the Corporation's compliance with legal and regulatory requirements . . . and (v) [w]orking in coordination with the Compliance Committee of the Board of Directors, the implementation and effectiveness of the Corporation's ethics and compliance program." The written charter of the Board's Audit Committee also provides, in pertinent part, "[t]he Committee may meet privately with the personnel responsible for the ethics and compliance program, as necessary." (Emphasis added). 19. The written charter of the Board's Compensation Committee requires that the directors serving on such committee, among other things, "review and make recommendations to the Board, or approve, all awards of shares, share options, or other awards pursuant to the Corporation's equity-based plans." (Emphasis added). 20. These Defendants, by their actions and by engaging in the wrongdoing described in this Complaint, abandoned and abdicated their responsibilities and duties regarding prudently managing (as to Sindlev, Dybul, Grønfeldt-Sørensen) and advising (as to K&L Gates and Parker) the business of Renovaro in a manner consistent with the duties imposed upon them by law. This includes counseling and approving spring-

93FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 loaded transactions selling Renovaro stock ahead of announcing material non-public information to insiders (Sindlev, RS Bio, RS Group, Abildgaard, and Paseco) and outside investors (Lincoln Park); misusing the 2020 Lincoln Park ELOC; granting free shares and warrants, or shares at grossly inadequate prices, to Paseco; permitting Paseco or Abildgaard to convert ineligible RSUs to common stock; permitting K&L Gates and Parker to waive an egregious conflict of interest with Lincoln Park in violation of the Company's corporate policies governing ethics and conflicts of interest; permitting K&L Gates and Parker to routinely represent Sindlev, RS Group, RS Bio, Paseco, and Abildgaard on matters related to Renovaro; and agreeing and conspiring with each other to carry out these wrongful acts. 21. By committing the misconduct alleged herein, Sindlev, Dybul, Grønfeldt-Sørensen, K&L Gates, and Parker breached their respective duties of good faith and loyalty in the management and administration of Renovaro's affairs and in the use and preservation of Renovaro's assets. In doing so, these Defendants acted in bad faith, maliciously, oppressively, and with intent to defraud. 22. As a direct and proximate result of Sindlev, Dybul, Grønfeldt-Sørensen, K&L Gates, and Parker's failure to fulfill their fiduciary obligations, Renovaro has sustained significant monetary and reputational damages, to be determined at trial. 23. Renovaro is entitled to equitable relief, including the disgorgement of all profits (actual or paper profits), benefits (including securities granted with inadequate

94FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 consideration or on an ineligible basis), and other compensation obtained from these spring-loaded and otherwise wrongful transactions. FIFTH CAUSE OF ACTION ? CORPORATE WASTE (Against the Board Defendants, Dybul, K&L Gates, and Parker) 24. Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. 25. The Board Defendants (including Sindlev), Dybul, K&L Gates, and Parker owed and owe fiduciary duties to Plaintiffs and each of Renovaro's stockholders are liable to Renovaro for damages caused by corporate waste, including: counseling and approving spring-loaded transactions selling Renovaro stock ahead of announcing material non-public information to insiders (Sindlev, RS Bio, RS Group, Abildgaard, and Paseco) and outside investors (Lincoln Park); granting free shares and warrants, or shares at grossly inadequate prices, to Paseco; and permitting Paseco or Abildgaard to convert ineligible RSUs to common stock. 26. These transactions were so one-sided that no person acting in good faith pursuit of Renovaro's interests could have approved these transactions. 27. By committing the misconduct alleged herein, these Defendants have caused Renovaro and its shareholders to suffer and continue to suffer damages due to these wasteful transactions, in an amount to be determined at trial.

95FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 28.Renovaro is entitled to equitable relief, including the disgorgement of all profits (actual or paper profits), benefits (including securities granted with inadequate consideration or on an ineligible basis), and other compensation obtained from these spring-loaded and otherwise wrongful transactions. 29. Plaintiffs, on behalf of Renovaro, have no adequate remedy at law. SIXTH CAUSE OF ACTION ? UNJUST ENRICHMENT(Against Sindlev, RS Bio, Abildgaard, Paseco, and Lincoln Park) 30. Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. 31. Defendants Sindlev, RS Bio, RS Group, Abildgaard, Paseco, and Lincoln Park participated in and benefitted from the spring-loaded transactions selling Renovaro stock ahead of announcing material non-public information; and Paseco or Abildgaard were granted free shares and warrants, or shares at grossly inadequate prices, and were permitted to convert ineligible RSUs to common stock. These transactions were wrongful, unjustly enriching these Defendants at the expense and to the detriment of Renovaro. 32. It would be unconscionable and against the fundamental principles of justice, equity, and good conscience for these Defendants to retain the profits, benefits, and other compensation gained from their wrongful conduct.

96FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 33.Plaintiffs, as stockholders and representatives of Renovaro, seek restitution and equitable relief, including disgorgement of all profits (actual or paper profits), benefits (including securities granted with inadequate consideration or on an ineligible basis), and other compensation obtained from these spring-loaded and otherwise wrongful transactions. 34. Plaintiffs, on behalf of Renovaro, have no adequate remedy at law. SEVENTH CAUSE OF ACTION ? CONTRIBUTION / INDEMNIFICATION (Against the Board Defendants, Dybul, Sindlev, RS Bio, Abildgaard, Paseco, Lincoln Park, K&L Gates, and Parker) 35. Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. 36. Because of the wrongful acts by the Board Defendants (including Sindlev), Dybul, Sindlev individually, RS Bio, Abildgaard, Paseco, Lincoln Park, K&L Gates, and Parker, Renovaro is subject to liability. 37. Renovaro seeks relief from these Defendants on a theory of contribution and indemnification if Renovaro is found liable for their actions. PRAYER FOR RELIEF Plaintiffs respectfully request that this Court enter judgement and relief as follows: A. Finding this action to be a proper derivative action and Plaintiffs to be proper and adequate representatives of the Company.

97FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 B.Exemplary and punitive damages at the maximum amount permitted by law, in an amount to be determined at trial, and including pre-judgment and post-judgment. C. Equitable and injunctive relief, including the disgorgement of all profits (actual or paper profits), benefits (including securities granted with inadequate consideration or on an ineligible basis), and other compensation obtained from these spring-loaded and otherwise wrongful transactions described in this Complaint. D. Equitable and injunctive relief, requiring Sindlev, RS Group, RS Bio, Abildgaard, Paseco, Brink, and Yalla Yalla to come into compliance with Section 13(d) and filing the required Schedule 13Ds and amendments thereto with all required disclosures; and disgorging any securities and profits improperly obtained by Paseco or Abildgaard. E. Restitution from Sindlev, RS Bio, Abildgaard, Paseco, and Lincoln Park. F. Contribution and indemnification from Dybul, Sindlev, RS Bio, Abildgaard, Paseco, Lincoln Park, K&L Gates, and Parker. G. Plaintiffs' costs and disbursements of this action, including reasonable attorney's fees and costs. H. Such other and further relief as the Court deems just and proper.

Case 2:24-cv-00645-HDV-MRW Document 31 Filed 06/21/24 Page 101 of 102 Page ID #:1412

JURY DEMAND

Plaintiffs hereby demand a trial by jury in this action of all issues triable by jury.

Dated: June 21, 2024

Respectfully submitted

By: ______________________

Megan A. Maitia
Jennifer L. Williams
SUMMA LLP

Attorneys for Plaintiffs
Weird Science LLC and
William Anderson Wittekind

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FIRST AMENDED VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT